Exhibit 10.40

OFFICE LEASE

BY AND BETWEEN

WOODCREST ROAD ASSOCIATES, L.P.,

A PENNSYLVANIA LIMITED PARTNERSHIP

D/B/A WRAAP, L.P. IN NEW JERSEY

(AS “Landlord”)

AND

PINNACLE FOODS GROUP LLC,

A DELAWARE LIMITED LIABILITY COMPANY

(AS “Tenant”)

SUITE #121

WOODCREST CORPORATE CENTER

101 WOODCREST

CHERRY HILL, NEW JERSEY

THE DELIVERY OR NEGOTIATION OF THIS DOCUMENT BY LANDLORD OR ITS AGENTS OR ATTORNEYS SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO ENTER INTO ANY TRANSACTION OR RELATIONSHIP WITH ANY PERSON OR PARTY. THIS DOCUMENT SHALL NOT BE BINDING UPON LANDLORD OR ANY AFFILIATE OF LANDLORD OR ITS OR THEIR AGENTS OR ATTORNEYS IN ANY RESPECT, NOR SHALL LANDLORD HAVE ANY OBLIGATIONS OR LIABILITIES TO TENANT UNLESS AND UNTIL BOTH LANDLORD AND TENANT HAVE EXECUTED AND DELIVERED THIS DOCUMENT. UNTIL ANY SUCH FULL EXECUTION AND DELIVERY OF THIS DOCUMENT, EITHER LANDLORD OR TENANT MAY TERMINATE ALL NEGOTIATIONS WITH THE OTHER RELATING TO THE SUBJECT MATTER HEREOF, WITHOUT CAUSE AND FOR ANY REASON, WITHOUT RECOURSE OR LIABILITY.

TABLE OF CONTENTS

1.	BASIC LEASE PROVISIONS	5

2.	PROJECT	8

3.	TERM	9

4.	RENT	11

5.	USE & OCCUPANCY	17

6.	SERVICES & UTILITIES	25

7.	REPAIRS	28

8.	ALTERATIONS	28

9.	INSURANCE	30

10.	DAMAGE OR DESTRUCTION	32

11.	INDEMNITY	33

12.	CONDEMNATION	35

13.	TENANT TRANSFERS	35

14.	LANDLORD TRANSFERS	37

15.	DEFAULT AND REMEDIES	39

16.	INTENTIONALLY OMITTED	41

17.	MISCELLANEOUS	41

i

LIST OF EXHIBITS

EXHIBIT A – LOCATION OF PREMISES

EXHIBIT B – THE LAND

EXHIBIT C – RULES AND REGULATIONS

EXHIBIT D – NOTICE OF LEASE TERM

EXHIBIT E – WORK LETTER

EXHIBIT E-1 – PRELIMINARY PLANS

EXHIBIT F – PARKING

EXHIBIT F-1 – VISITORS PARKING AREA

EXHIBIT G – INTENTIONALLY OMITTED

EXHIBIT H – EXTENSION OPTIONS

EXHIBIT I – RIGHT OF FIRST OFFER

EXHIBIT J – LETTER OF CREDIT

EXHIBIT K – SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT L – BUILDING EXTERIOR SIGN

EXHIBIT M – MONUMENT SIGN

EXHIBIT N – JANITORIAL SPECIFICATIONS

INDEX OF DEFINED TERMS

Acceptance Notice	I-1
ADA	29
Additional Insured	30
Additional Rent	11
Additional Services	26
Affiliates	34
Alterations	28
Amortization Rate	14
Applicable Environmental Law	19
Architect	E-1
Base Building	8
Base Rent	5
Base Year	6
Billing Addresses	7
Brokers	7
Building	5
Building Exterior Sign	20
Building Standard	9
Building Structure	8
Burnoff Date	11
Business Hours	7
CERCLA	18
Claims	33
Code	35
Common Area	8
Common Area Electrical Costs	16
Comparable Buildings	21, H-1
Comparison Year	11
Construction Costs	E-1
Contract Requirements	E-3
control	36
Controllable Expenses	12
Cost-Saving Expenses	12
Covered Numbers	19
Cure	19
Declaration	8
Default Rate	40
Delivery Date	10
Design Problem	28, E-2
Designated Offer Space Commencement Date	I-1
Designated Office Space	I-1
Draft	J-1

Draw Event	J-2
Early Entry Period	10
Estimated Additional Rent	15
Execution Date	5
Executive Order	18
Existing Mortgage	37
Expense Cap	12
Expenses	12
Expiration Date	10
Extended Term	H-1
Extension Premises	H-3
FAA	22
FCC	22
Final Plans	E-1
Force Majeure	41
Government Mandated Expenses	12
grease	23
Hazardous Materials	18
hazardous substance	19
Holdover	10
Holidays	7
HVAC	25
Interruption Estimate	32
ISRA	18
Land	8
Landlord	5
Landlord Default	40
Landlord’s Broker	7
Landlord’s Standard Admin Fee	11
Late Charge	17
Lease	5
Lease Commencement Date	9
Leasehold Improvements	9
Letter of Credit	6
LOC Amount	J-1
materially more beneficial terms	I-2
Mechanical Systems	8
Month	9
Monument Sign	20
Mortgage	37
Mortgagee	37
NLT	10

Non-Extended Premises	H-3
Notice Addresses	7
Objection Notice	15
OFAC	18
Offer Notice	I-1
Offer Space	I-1
Offer Terms	I-1
Parking Allotment	7
Parking Area	F-1
Permitted Transferee	36
Preliminary Plans	E-1
Preliminary Plans Delivery Deadline	E-2
Premises	5
Premises Electrical Costs	16
Prevailing Fair Market Rate	I-1
Prevailing Market Rate	H-1
Prevailing Market Terms	I-1
Project	8
Reduction Date	J-1
Rent	17
Repair Estimate	32
RSF	5
Scheduled Commencement Date	5
Scheduled Term	5

Signage Right	20
SNDA	38
Space Planning Allowance	E-1
Standard Services	25
Successor Landlord	38
Superior Rights	I-1
Taking	35
Taxes	11
Telecommunication Services	26
Tenant	5
Tenant Allowance	7, E-1
Tenant Default	39
Tenant Improvements	E-1
Tenant’s Broker	7
Tenant’s NAICS Number	7
Tenant’s Notice	H-1
Tenant’s Personal Property	9
Tenant’s Share	6
Tenant’s Wiring	26
Term	9
Transfer	35
Use	5
Well-Being Expenses	12

OFFICE LEASE

Landlord and Tenant enter into this Office Lease (“Lease”) as of the Execution Date on the following terms, covenants, conditions and provisions:

1. BASIC LEASE PROVISIONS

1.1 Basic Lease Definitions. In this Lease, the following defined terms have the meanings indicated.

(a)	Execution Date:	March ___, 2010.

(b)	Landlord:	WOODCREST ROAD ASSOCIATES, L.P., a Pennsylvania limited partnership d/b/a WRAAP, L.P. in New Jersey.

(c)	Tenant:	PINNACLE FOODS GROUP LLC, a Delaware limited liability company.

(d)	Building:	WOODCREST CORPORATE CENTER, 101 WOODCREST, CHERRY HILL, NEW JERSEY, being Unit B as set forth in the Declaration (defined below), deemed to contain: 333,275 rentable square feet (“RSF”).

(e)	Premises:	Suite 121 (outlined on EXHIBIT A) of the Building, and deemed to contain: 57,166 RSF.

(f)	Use:	General administrative non-governmental office use consistent with that of a first-class office building.

(g)	Scheduled Term:	One hundred thirty-five (135) Months.

(h)	Scheduled Commencement Date:	June 15, 2010.

(i)	Base Rent:	The following amounts payable in accordance with Article 4:

Months	Annual Base Rent Rate per RSF	Annual Base Rent	Monthly Base Rent

Lease Commencement Date through the last day of the twenty-fourth Month thereafter	$18.98	$1,085,010.72	$90,417.56 (subject to partial abatement as set forth in §4.1 below	)
25th Month after the Lease Commencement Date through the 36th Month after the Lease Commencement Date	$19.48	$1,113,593.64	$92,799.47
37th Month after the Lease Commencement Date through the 48th Month after the Lease Commencement Date	$19.98	$1,142,176.68	$95,181.39
49th Month after the Lease Commencement Date through the 60th Month after the Lease Commencement Date	$20.48	$1,170,759.72	$97,563.31
61st Month after the Lease Commencement Date through the 72nd Month after the Lease Commencement Date	$20.98	$1,199,342.64	$99,945.22
73rd Month after the Lease Commencement Date through the 84th Month after the Lease Commencement Date	$21.48	$1,227,925.68	$102,327.14
85th Month after the Lease Commencement Date through the 96th Month after the Lease Commencement Date	$21.98	$1,256,508.72	$104,709.06
97th Month after the Lease Commencement Date through the 108th Month after the Lease Commencement Date	$22.48	$1,285,091.64	$107,090.97
109th Month after the Lease Commencement Date through the 120th Month after the Lease Commencement Date	$22.98	$1,313,674.68	$109,472.89
121st Month after the Lease Commencement Date through the Expiration Date	$23.48	$1,342,257.72	$111,854.81

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(j)	Tenant’s Share:	17.153%.

(k)	Base Year:	The calendar year 2011.

(l)	Letter of Credit:	One Million Dollars ($1,000,000.00). See EXHIBIT J.

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(m)	Notice Address:	For each party, the following address(es):

To Landlord	To Tenant

Woodcrest Road Associates, L.P.

d/b/a WRAAP, L.P. in New Jersey

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

Attn: Lease Administration

with a copy to:

Woodcrest Road Associates, L.P.

d/b/a WRAAP, L.P. in New Jersey

c/o Property Manager

30 South 17th Street, Suite 215

Philadelphia, Pennsylvania 19103

with a copy of notices of default to:

Behringer Harvard REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

Attn: Chief Legal Officer

Before the Lease Commencement Date:

Pinnacle Foods Group LLC

1 Old New Bloomfield Avenue

Mountain Lakes, New Jersey 07040-1429

Attn: Office of General Counsel

After the Lease Commencement Date:

Pinnacle Foods Group LLC

1 Old Bloomfield Avenue

Mountain Lakes, New Jersey 07046

Attn: Office of General Counsel

(n)	Billing Address:	For each party, the following address:

For Landlord	For Tenant

Woodcrest Road Associates, L.P. PO Box 974658 Dallas, Texas 75397-4658	Pinnacle Foods Group LLC 1 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046 Attn: Office of General Counsel

(o)	Brokers:	Jones Lang LaSalle Americas, Inc. (“Landlord’s Broker”), whose right to a commission to be paid by Landlord is subject to a separate written agreement with Landlord; and Jones Lang LaSalle Brokerage, Inc. (“Tenant’s Broker”), whose right to a commission to be paid by Landlord is subject to a separate written agreement with Landlord.

(p)	Parking Allotment:	5 parking spaces per 1,000 RSF of the Premises. See EXHIBIT F.

(q)	Tenant’s NAICS Number:	311911

(r)	Tenant Allowance:	Forty-Five Dollars ($45.00) per RSF in the Premises, subject to EXHIBIT E.

(s)	Business Hours:	From 7:00 a.m. to 7:00 p.m. on Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturday, excepting: New Year’s Day, Presidents’ Day, Martin Luther King Jr.’s Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, and Christmas Day (“Holidays”).

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(t)	Declaration:	That that certain Master Deed for 111 Woodcrest Condominium dated November 14, 2002 and recorded December 6, 2002 in the Camden County recorder’s office at Book 5268, Page 785 et. seq., as amended by that certain First Amendment to Master Deed for 111 Woodcrest Condominium dated April 10, 2003 and recorded May 13, 2003 in the Camden County recorder’s office at Book 7027, Page 628 et. seq.

2. PROJECT

2.1 Project. The Land and all improvements thereon, including the Building and Premises (as defined in Article 1 and below), and the Common Areas (as defined below) are collectively referred to as the “Project.”

2.2 Land. “Land” means the real property described on EXHIBIT B attached hereto, whether Landlord’s interest in the Land is in fee or is a leasehold. The Land is subject to expansion or reduction after the Execution Date.

2.3 Base Building. “Base Building” means the Building Structure and Mechanical Systems, collectively, defined as follows:

(a)	Building Structure. “Building Structure” means the foundations, floor/ceiling slabs, roofs, exterior walls, exterior glass and mullions, columns, beams, shafts, Building mechanical, electrical and telephone closets, Common Areas, public areas, and any other structural components in the Building. The Building Structure excludes the Leasehold Improvements (and similar improvements to other premises) and the Mechanical Systems.

(b)	Mechanical Systems. “Mechanical Systems” means, without limitation, the mechanical, electronic, physical or informational systems generally serving the Building or Common Areas, including any sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, drainage, sewage, waste disposal, fire/life safety and access systems.

2.4 Common Areas. Tenant will have a non-exclusive right to use the Common Areas subject to the terms of this Lease. “Common Areas” means those common and public areas on the Land and Building (and appurtenant easements) from time-to-time designated by Landlord for the non-exclusive use by Tenant in common with Landlord, other tenants and occupants, and their employees, agents and invitees, including any parking facilities on the Land or otherwise serving the Building that are owned or leased by Landlord.

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2.5 Premises. Landlord leases to Tenant the Premises subject to the terms of this Lease. Except as provided elsewhere in this Lease and except for any material latent defects of a structural nature in the roof or the foundation, exterior walls or floor of the Building in which the Premises are located existing as of the Delivery Date and in respect of which the Tenant gives written notice to the Landlord not later than three hundred sixty-five (365) days after the Delivery Date, by taking possession of the Premises Tenant accepts the Premises in its “as is” condition and with all faults, and the Premises is deemed in good order, condition, and repair. Landlord will not be obligated to correct or repair any such defects caused by Tenant or its contractors. Landlord does not make and Tenant does not rely upon any representation or warranty of any kind, express or implied, with respect to the condition of the Premises (including habitability or fitness for any particular purpose of the Premises). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY AND FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE. The Premises includes the Leasehold Improvements and excludes certain areas, facilities and systems, as follows:

(a)	Leasehold Improvements. “Leasehold Improvements” means all non-structural improvements in the Premises or exclusively serving the Premises, and any structural improvements to the Building made to accommodate Tenant’s particular use of the Premises. The Leasehold Improvements may exist in the Premises as of the Execution Date, or be installed by Landlord or Tenant under this Lease at the cost of either party. The Leasehold Improvements include: (1) interior walls and partitions (including those surrounding structural columns entirely or partly within the Premises); (2) the interior one-half of walls that separate the Premises from adjacent areas designated for leasing; (3) the interior drywall on exterior structural walls, and walls that separate the Premises from the Common Areas; (4) (intentionally omitted); (5) the frames, casements, doors, windows and openings installed in or on the improvements described in (1-4), or that provide entry/exit to/from the Premises; (6) all hardware, fixtures, cabinetry, railings, paneling, woodwork and finishes in the Premises or that are installed in or on the improvements described in (1-5); (7) the exterior windows (including mullions, frames and glass); (8) integrated ceiling systems (including grid, panels and lighting); (9) carpeting and other floor finishes; (10) kitchen, rest room, lavatory or other similar facilities that exclusively serve the Premises (including plumbing fixtures, toilets, sinks and built-in appliances); (11) (intentionally omitted); and (12) the sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, security, drainage, sewage, waste disposal, vertical transportation, fire/life safety, and other mechanical, electronic, physical or informational systems that exclusively serve the Premises.

(b)	Exclusions from the Premises. The Premises does not include: (1) the roof of the Building and any areas above the finished ceiling or integrated ceiling systems, or below the finished floor coverings that are not part of the Leasehold Improvements, (2) janitor’s closets, (3) (intentionally omitted, (4) rooms for Mechanical Systems or connection of telecommunications equipment, (5) (intentionally omitted), (6) vertical or horizontal shafts, risers, chases, flues or ducts, or (7) any easements or rights to natural light, air or view.

2.6 Building Standard. “Building Standard” means the minimum or exclusive type, brand, quality or quantity of materials Landlord designates for use in the Building from time to time, which shall be generally consistent with the type, brand, quality or quantity of materials in use in the Building as of the Execution Date.

2.7 Tenant’s Personal Property. “Tenant’s Personal Property” means those trade fixtures, furnishings, equipment (including all equipment associated with the Test Kitchen, defined below), work product, inventory, stock-in-trade and other personal property of Tenant that are not permanently affixed to the Project in a way that they become a part of the Project and will not, if removed, impair the value of the Leasehold Improvements that Tenant is required to deliver to Landlord at the end of the Term under §3.3.

3. TERM

3.1 Term. “Term” means the period that begins on the Lease Commencement Date and ends on the Expiration Date, subject to renewal, extension or earlier termination as may be further provided in this Lease or otherwise agreed to by Landlord and Tenant in writing. “Month” means a full calendar month of the Term.

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(a)	Lease Commencement Date. “Lease Commencement Date” means the date that is the earlier of:

(1)	The day that Tenant first conducts its ordinary and customary business activities in any part of the Premises (which business activities shall not include the constructing of the Tenant Improvements); or

(2)	The Scheduled Commencement Date.

(b)	Expiration Date. “Expiration Date” means the date that is the last day of the Scheduled Term (plus that many additional days required for the Expiration Date to be the last day of a Month) after the Scheduled Commencement Date.

(c)	Delivery Date. Tenant may not enter the Premises for any purpose until the Delivery Date unless Tenant first secures Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed. The “Delivery Date” is the date that Landlord tenders the Premises to Tenant, which date will be the first business day following the execution and delivery of this Lease by Landlord and Tenant. Tenant may, from the Delivery Date to the Lease Commencement Date (the “Early Entry Period”), enter the Premises solely for the purpose of constructing and installing the Tenant Improvements as set forth in EXHIBIT E attached hereto, provided that the following conditions are fulfilled: (i) Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant has received permission with respect to such entry by any governmental authority which may have jurisdiction over Tenant’s occupancy of the Premises, (ii) Landlord shall be given prior written notice of any such entry; (iii) such entry shall be coordinated with Landlord and shall not interfere with work, if any, that Landlord is performing in the Premises; (iv) Tenant shall deliver to Landlord evidence that the insurance required under §9.1 of this Lease has been obtained; and (v) Tenant shall agree to pay all utility charges reasonably allocable to Tenant by Landlord in connection with such early entry. Tenant’s entry and activities in the Premises during the Early Entry Period shall be deemed to be subject to all of Tenant’s covenants, agreements, and obligations under this Lease.

(d)	Confirmation of Term. Landlord shall notify Tenant of the Lease Commencement Date using a Notice of Lease Term (“NLT”) in the form attached to this Lease as EXHIBIT D. Tenant shall execute and deliver to Landlord the NLT within ten (10) business days after its receipt, but Tenant’s failure to do so will not reduce Tenant’s obligations or Landlord’s rights under this Lease.

3.2 Holdover. If Tenant keeps possession of the Premises after the end of the Term (a “Holdover”) without Landlord’s prior written consent (which may be withheld in its sole and absolute discretion), then in addition to the remedies available elsewhere under this Lease or by applicable law, Tenant will be a tenant at sufferance and must comply with all of Tenant’s obligations under this Lease, except that (a) during the first two (2) months of Holdover, Tenant will pay one hundred twenty-five percent (125%) of the monthly Base Rent and Additional Rent last payable under this Lease, without prorating for any partial month of Holdover; and (b) after the second month of Holdover, Tenant will pay one hundred fifty percent (150%) of the monthly Base Rent and Additional Rent last payable under this Lease, without prorating for any partial month of Holdover. Tenant shall indemnify and defend Landlord from and against all claims and damages, both consequential and direct, that Landlord suffers due to Tenant’s failure to return possession of the Premises to Landlord at the end of the Term. Except as provided herein, Landlord’s deposit of Tenant’s Holdover payment will not constitute Landlord’s consent to a Holdover, or create or renew any tenancy.

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3.3 Condition on Expiration. By the end of the Term, Tenant will return possession of the Premises to Landlord vacant, free of Tenant’s Personal Property, in broom-clean condition, and with all Leasehold Improvements in good working order and repair (excepting ordinary wear and tear), except that Tenant will remove Tenant’s Wiring and those Leasehold Improvements and Alterations (as such terms are defined herein) that, when approved by Landlord, were required to be removed at the end of the Term. If Tenant fails to return possession of the Premises to Landlord in this condition, Tenant shall reimburse Landlord for the reasonable costs, including Landlord’s Standard Admin Fee of ten percent (10%) of costs (“Landlord’s Standard Admin Fee”), incurred to put the Premises in the condition required under this §3.3. Tenant’s Personal Property left behind in the Premises after the end of the Term will be considered abandoned and Landlord may move, store, retain or dispose of these items at Tenant’s cost, including Landlord’s Standard Admin Fee.

4. RENT

4.1 Base Rent. Tenant shall prepay one (1) Month’s installment of Base Rent by the Execution Date, to be applied against Base Rent first due under this Lease. During the Term, Tenant shall pay all other Base Rent in advance, in monthly installments, on the first (1st) business day of each Month. Base Rent for any partial Month will be prorated. Landlord agrees, upon request by Tenant, to accept such payments electronically.

Notwithstanding the foregoing, during the period of time beginning on the Lease Commencement Date and continuing through April 15, 2011 (the “Burnoff Date”), Tenant shall receive a conditional, partial abatement of $83,367.08 per month against Tenant’s Monthly Base Rent payments. On April 16, 2011, Tenant shall make a prorated Base Rent payment of $41,683.54 (representing one-half of the monthly abatement amount), and shall thereafter make Base Rent payments as otherwise provided in this Lease. Notwithstanding such partial abatement of Base Rent, (a) all other sums due under this Lease, including Additional Rent and the unabated portion of each monthly Base Rent installment (which unabated portion is $7,050.48) due and payable from the Lease Commencement Date through April 15, 2011, shall be payable as provided in this Lease, and (b) any increases in Base Rent set forth in this Lease shall occur on the dates scheduled therefor. Abatement of Base Rent is conditioned upon Tenant not being in monetary or other material Default beyond any applicable notice and cure period. If Tenant is in monetary or other material Default beyond any applicable notice and cure period, then in addition to Landlord’s other remedies, any further abatement of Base Rent for the Premises shall immediately cease and become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease and any other remedies available to Landlord, the unamortized portion, as of the date of the Default, of the total of all abated Base Rent for the Premises, which portion shall be determined by amortizing said total of abated rent at ten percent (10%) per annum over the period commencing on the Lease Commencement Date and ending on the Expiration Date.

4.2 Additional Rent. Tenant’s obligation to pay Taxes and Expenses under this §4.2 is referred to in this Lease as “Additional Rent.”

(a)	Taxes. For each calendar year after the Base Year (each, a “Comparison Year”), Tenant shall pay, in the manner described below, Tenant’s Share of the amount that Taxes for the Comparison Year exceed Taxes for the Base Year. “Taxes” means the total costs incurred by Landlord for: (1) real and personal property taxes and assessments (including ad valorem and general or special assessments) levied on the Project and Landlord’s personal property used in connection with the Project, as well as all fees or assessments payable on account of the Project being located in any special services district, and including any payments payable by Landlord to Cherry Hill Township in connection with the Building in lieu of real estate taxes; (2) taxes on rents or other income derived from the Project; (3) capital and place-of-business taxes; (4) taxes, assessments or fees in lieu of the taxes described in (1-3); and (5) the reasonable costs incurred to reduce the taxes described in (1-4). Taxes excludes federal income taxes and taxes paid under §4.3, as well as any taxes assessed specifically to any specific tenant of the Project or against any specific leasehold improvements above Building Standard within another tenant’s space in the Project.

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(b)	Expenses. For each Comparison Year, Tenant shall pay in the manner described below the Tenant’s Share of the amount that Expenses for the Comparison Year exceed Expenses for the Base Year. “Expenses” means the total costs incurred by Landlord to operate, manage, administer, equip, secure, protect, repair, replace, refurbish, clean, maintain, decorate and inspect the Project, including a market fee to manage the Project of not less than three percent (3%) of the gross revenue of the Project (but in any event not more than three percent (3%) of Tenant’s Base Rent). If the Building is less than ninety-five percent (95%) occupied during any Comparison Year (including without limitation, the Base Year), or if less than ninety-five percent (95%) of the RSF of the Building is provided with Building Standard services during any Comparison Year (including without limitation, the Base Year), an adjustment shall be made in computing each component of Expenses for such year [which varies with the rate of occupancy of the Building] so that the Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year and as though ninety-five percent (95%) of the Building had been provided with Building Standard services during such year.

For purposes of calculating Tenant’s Share of Expenses following the Base Year, the maximum increase in the amount of Controllable Expenses (defined below) that may be included in calculating Expenses for each Comparison Year shall be limited to an amount equal to five percent (5%) of the amount of Controllable Expenses for the immediately preceding year (the “Expense Cap”). “Controllable Expenses” shall mean all Expenses (after the 100% gross-up adjustment provided above) which are within the reasonable control of Landlord; thus, excluding insurance, utilities, snow/ice removal and other costs beyond the reasonable control of Landlord.

(1)	Expenses include, without limitation:

(A)	Standard Services provided under §6.1, except for Electrical Costs (as defined in §4.2(f) below);

(B)	Repairs and maintenance performed under §7.2;

(C)	Insurance maintained under §9.2 (including deductibles paid);

(D)	Wages, salaries and benefits of personnel at or below the level of the Building’s manager, to the extent they render services to the Project;

(E)	Costs of operating the Project management office (including reasonable rent);

(F)	Costs of operating the parking facilities, if any;

(G)	Amortization installments of costs required to be capitalized and incurred to:

(i)	Comply with laws, but only to the extent such compliance relates to laws which are amended, become effective, or are interpreted or enforced differently after the date of this Lease (“Government Mandated Expenses”);

(ii)	Reduce other Expenses or the rate of increase in other Expenses (“Cost-Saving Expenses”); or

(iii)	Improve or maintain the safety, health or access of Project occupants, and otherwise maintain the quality, appearance, or integrity of the Project (“Well-Being Expenses”); and

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(H)	Expenses allocated to the Project pursuant to the Declaration, if and to the extent they would be Expenses hereunder if incurred by Landlord.

(2)	Expenses exclude:

(A)	Taxes;

(B)	Mortgage payments (principal and interest), ground lease rent, and costs of financing or refinancing the Building;

(C)	Commissions, advertising costs, attorney’s fees and costs of improvements in connection with leasing space in the Building;

(D)	Costs reimbursed by insurance proceeds, warranties or guarantees, or by tenants of the Building (other than as Additional Rent) or any other third party;

(E)	Depreciation;

(F)	Except for the costs identified in §4.2(b)(1)(G), costs required to be capitalized according to sound real estate accounting and management principles, consistently applied;

(G)	Collection costs and legal fees paid in disputes with tenants;

(H)	Costs to maintain and operate the entity that is Landlord (as opposed to operation and maintenance of the Project);

(I)	In the Base Year only, installments of costs amortized under subsection (c) of this §4.2;

(J)	Costs of performing additional services to or for tenants to any extent that such services exceed those provided by Landlord to Tenant without charge hereunder;

(K)	Amounts payable by Landlord for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs;

(L)	Costs representing an amount paid for services or materials to an affiliate of Landlord to any extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to a person or entity that is not an affiliate of Landlord;

(M)	Bad debt loss, rent loss, or reserves for bad debts or rent loss;

(N)	Governmental charges, impositions, penalties or any other costs incurred by Landlord in order to clean-up, remediate, remove or abate any Hazardous Materials if such Hazardous Materials were installed or deposited in or on the Property in violation of then applicable law by Landlord, any tenant of the Building, any party expressly permitted by Landlord, or any such tenant to install or deposit such Hazardous Materials in the Building;

(O)	Electrical Costs (see §4.2(f) below);

(P)	Wages, salaries, fees, fringe benefits, and any other form of compensation paid to any executive employee of Landlord and/or Landlord’s managing agent above the grade of the day to day manager directly allocable to the Building/Project, provided, however, all wages, salaries and other compensation otherwise allowed to be included in Expenses shall also exclude any portion of such costs related to any employee’s time devoted to other efforts unrelated to the maintenance and operation of the Building/Project;

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(Q)	Any reserves of any kind;

(R)	Costs, other than those incurred in ordinary maintenance and repair, for sculptures, paintings, fountains or other objects of art or the display of such items;

(S)	Costs arising from Landlord’s charitable or political contributions;

(T)	Any income, franchise, corporate, personal property, capital levy, capital stock, gross receipts, excess profits, transfer, revenue, estate, inheritance, gift, devolution or succession tax payable by Landlord other than Taxes;

(U)	Federal, state or local income taxes imposed on or measured by the income of Landlord from the operation of the Building or the Project, Landlord’s income and franchise taxes, special assessments and other business taxes except for Taxes and other business taxes which relate solely to the operation of the Building or the Project; and

(V)	Costs, fines, late payment charges, interest, penalties, legal fees or costs of litigation incurred due to the late payments of any taxes, unless such late payment was caused, in whole or in part, by a tenant’s failure to timely pay its rental obligations hereunder.

(c)	Amortization and Accounting Principles.

(1)	Each item of Government Mandated Expenses and Well-Being Expenses will be fully amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over the number of years, not to exceed ten (10), that Landlord projects the item of Expenses will be productive for its intended use, without replacement, but properly repaired and maintained.

(2)	Each item of Cost-Saving Expenses will be fully amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over the number of years that Landlord reasonably estimates for the present value of the projected savings in Expenses (discounted at the Amortization Rate) to equal the cost.

(3)	Any item of Expenses of significant cost that is not required to be capitalized but is unexpected or does not typically recur may, in Landlord’s discretion, be amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over a number of years determined by Landlord.

(4)	“Amortization Rate” means the prime rate of Citibank, N.A. (or a comparable financial institution selected by Landlord), plus two percent (2%).

(5)	Landlord will otherwise use sound real estate accounting and management principles, consistently applied and in substantial conformity with generally accepted accounting principles, to determine Additional Rent.

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(d)	Estimates and Payments. Each calendar year, Landlord will reasonably estimate and advise Tenant in writing of Additional Rent that may be payable with respect to such calendar year. Tenant will pay the estimated Additional Rent in advance, in monthly installments, on the first day of each month, until the estimate is revised by Landlord. Landlord may reasonably revise its estimate twice during any calendar year, and the monthly installments after the revision will be paid based on the revised estimate. The aggregate estimates of Additional Rent paid by Tenant in a calendar year is the “Estimated Additional Rent.” Without limiting Landlord’s other rights hereunder and at law, Additional Rent not paid when due shall be subject to the Late Charge set forth in §4.5 below.

(e)	Settlement. As soon as practical after the end of each calendar year that Additional Rent is payable, Landlord will give Tenant a reasonably detailed statement of the actual (subject to the Expense Cap) Additional Rent for the calendar year. The statement of the actual Additional Rent is conclusive, binds Tenant, and Tenant waives all rights to contest the statement, except for items of Additional Rent to which Tenant objects by notice (the “Objection Notice”) to Landlord given within one hundred twenty (120) days after receipt of Landlord’s statement; however, Tenant’s objection will not relieve Tenant from its obligation to pay Additional Rent pending resolution of any objection. Subject to the Expense Cap, if the actual Additional Rent exceeds the Estimated Additional Rent for the calendar year, then Tenant shall pay the underpayment to Landlord in a lump sum as Rent within thirty (30) days after receipt of Landlord’s statement of Additional Rent. If the Estimated Additional Rent exceeds the actual Additional Rent for the calendar year, then Landlord shall credit the overpayment against Rent next due. However, if the Term ends during a calendar year, then Landlord may, in Landlord’s sole and absolute discretion, elect either of the following: (1) to forego the settlement of Additional Rent for the final calendar year that is otherwise required and accept the Estimated Additional Rent payable in the final calendar year in satisfaction of Tenant’s obligations to pay Additional Rent for the final calendar year, or (2) to have Landlord’s and Tenant’s obligations under this §4.2(e) survive the end of the Term.

If Tenant has delivered an Objection Notice in connection with a statement of actual Additional Rent, and Tenant is not then in Default under this Lease, Tenant shall have the right, at Tenant’s sole expense, to conduct an audit of Landlord’s Expenses set forth on such statement. Such audit shall be at Landlord’s offices using the services of an independent, national public accounting firm designated by Tenant with not less than ten (10) years’ experience in conducting audits of the operating expense records of Class A office buildings in major metropolitan areas, within one hundred eighty (180) days of delivery of Landlord’s statement of actual Additional Rent. Under no circumstances will Tenant be permitted to review or audit income tax records of Landlord and similar financial records pertaining to Landlord as a business entity. Landlord shall have the right to dispute the results of the audit. Any refund due Tenant will be credited to the next installment of Base Rent due, or paid to Tenant within thirty (30) days if such Base Rent is not due. Any payment due from Tenant will be paid to Landlord within thirty (30) days of the audit. If the audit determines an over-billing of Expenses exceeding five percent (5%) of the corrected/reconciled total Expenses, then Landlord will reimburse Tenant for the actual costs of conducting the audit, but in no event will the amount of such reimbursement exceed the amount of the over-billing determined by such audit.

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Any such audit by Tenant shall be upon at least thirty (30) days’ prior written notice to Landlord. Any such audit shall be conducted at a reasonable time, in a reasonable manner and otherwise so as to cause the least interference reasonably practicable to Landlord’s business and operations. Tenant will treat as confidential all information disclosed to Tenant as a result of any such audits; provided, however, that Tenant may disclose such information to Tenant’s employees, agents, attorneys and accountants and in connection with any lawsuit or other legal proceeding in connection with any dispute over Tenant’s obligations to pay Additional Rent. Landlord shall not be required to preserve its records relating to Expenses payable by Tenant for more than twenty-four (24) months after the end of the calendar year to which they relate.

(f)	Electrical Costs. In addition to Expenses, and as a separate obligation, Tenant shall pay to Landlord, as Rent, the following electrical costs (the “Premises Electrical Costs”) incurred by Landlord which are directly attributable or reasonably allocable to the Premises: (1) actual grossed up costs of electrical services for HVAC, convenience outlets, and lighting in the Premises or otherwise used in the operation, maintenance and use of the Premises; (2) sales, use, excise and other taxes assessed by governmental authorities on electrical services described in subsection (1), above; and (3) other costs of providing electrical services to the Premises. Landlord will separately meter Tenant’s total consumption of electricity in and for the Premises pursuant to a submeter. Tenant shall, on the first day of each month during the Term, pay Landlord’s estimate of the Premises Electrical Costs. As soon as practical after the end of each calendar year, Landlord will give Tenant a reasonably detailed statement of the actual Premises Electrical Costs for the calendar year. The statement of the actual Premises Electrical Costs is conclusive, binds Tenant, and Tenant waives all rights to contest the statement, except for those objections to the actual Premises Electrical Costs specified in the Objection Notice. If the actual Premises Electrical Costs exceeds the estimated Premises Electrical Costs for the calendar year, then Tenant shall pay the underpayment to Landlord in a lump sum as Rent within thirty (30) days after receipt of Landlord’s statement of actual Premises Electrical Costs. If the estimated Premises Electrical Costs exceeds the actual Premises Electrical Costs for the calendar year, then Landlord shall credit the overpayment against Rent next due. However, if the Term ends during a calendar year, then Landlord may, in Landlord’s sole and absolute discretion, elect either of the following: (1) to forego the settlement of Premises Electrical Costs for the final calendar year that is otherwise required and accept the estimated Premises Electrical Costs payable in the final calendar year in satisfaction of Tenant’s obligations to pay Premises Electrical Costs for the final calendar year, or (2) to have Landlord’s and Tenant’s obligations under this §4.2(f) survive the end of the Term. Tenant’s payment of Premises Electrical Costs shall be in lieu of including in Expenses the cost of consumption of electricity of tenanted premises. Without limiting Landlord’s other rights hereunder and at law, Premises Electrical Costs not paid when due shall be subject to the Late Charge set forth in §4.5 below.

In addition to Expenses, and as a separate obligation, Tenant shall pay to Landlord, as Rent, Tenant’s Share of the following electrical costs (the “Common Area Electrical Costs”) incurred by Landlord which are directly attributable or reasonably allocable to the Common Areas of the Project: (1) actual grossed up costs of electrical services used in the operation, maintenance and use of the Common Areas; (2) sales, use, excise and other taxes assessed by governmental authorities on electrical services supplied to the Common Areas; and (3) other costs of providing electrical services to the Common Areas. Tenant shall, on the first day of each month during the Term, pay Landlord’s estimate of Tenant’s Share of Common Area Electrical Costs. Tenant’s payment of Tenant’s Share of Common Area Electrical Costs shall be in lieu of including in Expenses the cost of consumption of electricity for the Common Areas. Payment of Common Area Electrical Costs by Tenant shall be subject to the provisions of §4.2 (d) and (e), above.

Notwithstanding the foregoing, Tenant shall not be obligated to pay either the Premises Electrical Costs or Tenant’s Share of the Common Area Electrical Costs until January 1, 2012.

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4.3 Other Taxes. Upon demand, Tenant will reimburse Landlord for taxes paid by Landlord on (a) Tenant’s Personal Property, (b) Rent, (c) Tenant’s occupancy of the Premises, or (d) this Lease. If Tenant cannot lawfully reimburse Landlord for these taxes, then to the extent not prohibited by applicable law, the Base Rent will be increased to yield to Landlord the same amount after these taxes were imposed as Landlord would have received before these taxes were imposed.

4.4 Terms of Payment. “Rent” means all amounts payable by Tenant under this Lease and the Exhibits, including, without limitation, Base Rent, Additional Rent, and charges for any Additional Services (as defined in §6.2). If a time for payment of an item of Rent is not specified in this Lease, then Tenant will pay such item of Rent within thirty (30) days after receipt of Landlord’s statement or invoice. Unless otherwise provided in this Lease, Tenant shall pay Rent without notice, demand, deduction, abatement or setoff, in lawful U.S. currency, at Landlord’s Billing Address. Neither Landlord’s failure to send an invoice nor Tenant’s failure to receive an invoice for Base Rent (and installments of Estimated Additional Rent) will relieve Tenant of its obligation to timely pay Base Rent (and installments of Estimated Additional Rent). Each partial payment by Tenant shall be deemed a payment on account; and, no endorsement or statement on any check or any accompanying letter shall constitute an accord and satisfaction, or affect Landlord’s right to collect the full amount due. No payment by Tenant to Landlord will be deemed to extend the Term or render any notice, pending suit or judgment ineffective. By notice to the other, each party may change its Billing Address.

4.5 Late Payment. If Landlord does not receive any item of Rent when due, including, without limitation, Base Rent, Additional Rent, Premises Electrical Costs, Tenant’s Share of Common Area Electrical Costs and charges for any Additional Services, then Tenant shall pay Landlord a “Late Charge” of five percent (5%) of the overdue amount. Notwithstanding anything to the contrary set forth above, any such Late Charge shall not be payable with respect to the first such delinquent item of Rent during each calendar year during the Term (provided that such delinquent item of Rent is actually received by Landlord no later than ten (10) days after its due date), it being understood that said Late Charge shall apply to the second and any subsequent delinquent payment of Rent during each calendar year during the Term. Tenant agrees that the Late Charge is not a penalty, and will compensate Landlord for costs not contemplated under this Lease that are impracticable or extremely difficult to fix. Landlord’s acceptance of a Late Charge does not waive any Tenant default arising from such late payment.

5. USE & OCCUPANCY

5.1 Use. Tenant shall use and occupy the Premises only for the Use. Landlord does not represent or warrant that the Project is suitable for the conduct of Tenant’s particular business.

5.2 Compliance with Laws and Directives.

(a)	Tenant’s Compliance. Subject to the remaining terms of this Lease, Tenant shall comply at Tenant’s expense with all directives of Landlord’s insurers or laws concerning:

(1)	The Leasehold Improvements and Alterations,

(2)	Tenant’s use or occupancy of the Premises,

(3)	Tenant’s employer/employee obligations,

(4)	A condition created by Tenant,

(5)	Tenant’s or its invitees’ failure to comply with this Lease,

(6)	The negligence of Tenant, its agents, contractors, employees, servants, invitees, vendors, licensees or Tenant’s Affiliates, or

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(7)	Any chemical wastes, contaminants, pollutants or substances that are hazardous, toxic, infectious, flammable or dangerous, or regulated by any local, state or federal statute, rule, regulation or ordinance for the protection of health or the environment (“Hazardous Materials”) that are introduced to the Project, handled or disposed by Tenant or its Affiliates, or any of their contractors.

(b)	Landlord’s Compliance. Subject to the remaining terms of this Lease, Landlord shall comply at Landlord’s cost with all directives of Landlord’s insurers or laws concerning the Project other than those that are Tenant’s obligation under §5.2(a). The costs of compliance under this subsection (b) will be included in Expenses to the extent allowed under §4.2.

5.3 Occupancy. Tenant shall not interfere with Building services or other tenants’ rights to quietly enjoy their respective premises or the Common Areas. Tenant shall not make or continue any nuisance, including any objectionable odor, noise, fire hazard, vibration, or wireless or electromagnetic transmission. Tenant will not maintain any Leasehold Improvements or use the Premises in a way that increases the cost of insurance required under §9.2, or requires insurance in addition to the coverage required under §9.2.

5.4 Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that (a) Tenant and, to the best of Tenant’s knowledge, each of its officers, directors, shareholders, partners, members, and associates, are currently in compliance with and shall at all times during the Scheduled Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on the OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order No. 13224 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”)), or other governmental action relating thereto; and (b) Tenant and, to Tenant’s knowledge, each of its officers, directors, shareholders, partners, members, and associates, are not, and will not be, a person with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), H.R. 3152, Public Law 107-56 and the Executive Order and regulations promulgated thereunder and including persons and entities named on the OFAC Specially Designated Nations and Blocked Persons List.

5.5 Environmental Matters.

(a)	Hazardous Substances.

(1)	Tenant shall not, except as provided in subparagraph (2) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“CERCLA”); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; (y) the Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“ISRA”); and/or (z) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x), (y) and (z) shall be referred to as an “Applicable Environmental Law”).

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(2)	Tenant may bring to and use at the Premises, hazardous substances incidental to its normal business operations under the NAICS Number referenced in §1(p) above solely in de minimis quantities and strictly in accordance with all Applicable Environmental Law. Tenant shall store and handle such substances in strict accordance with all Applicable Environmental Law.

(3)	Landlord represents to Tenant that as of the Delivery Date, to the actual knowledge of Landlord, (i) the Premises and the Common Areas will comply with all Applicable Environmental Laws binding on Landlord or the Building, and (ii) there are no Hazardous Materials in the Premises or the Common Areas, other than those in non-reportable quantities that are customarily used in connection with the operation and maintenance of an office building. If Landlord shall breach any of the above representations set forth in this §5.5(a)(3), Landlord shall not be deemed to be in default under this Lease unless Landlord shall fail to commence a Cure (defined below) within sixty (60) days after written notice from Tenant or, having commenced, shall thereafter fail to prosecute such Cure to completion with reasonable diligence. The term “Cure” shall mean, as applicable, causing compliance with the applicable law, rule or regulation, provided, however, that Landlord shall be required to cause such compliance only as, if and to the extent such compliance is actually required under such applicable law, rule or regulation. When the phrase “to the actual knowledge of Landlord” or similar phrase is used herein, it shall mean the current, actual knowledge, without duty of investigation or inquiry, of Deidre Hardister, who Landlord represents is the asset manager for the Project and is the representative of Landlord with the most knowledge concerning the Project.

(b)	NAICS Numbers/ISRA.

(1)	Tenant represents and warrants that Tenant’s NAICS Number as designated by the Executive Office of the President, Office of Management and Budget, and as set forth in §1(p) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 1(i) and Tenant covenants and agrees that it will not do or suffer anything which will cause its NAICS Number (or that of any assignee or subtenant) to fall within any of the ISRA Subject NAICS Codes listed in Appendix C to the Regulations adopted pursuant to ISRA (subject to the specified exceptions and limitations) as same may be revised, modified, supplemented and/or amended from time to time during the Term (and any exercised renewal term) hereof (collectively, the “Covered Numbers”). Tenant further covenants and agrees to notify Landlord at least thirty (30) days prior to any change of facts which would result in the change of Tenant’s NAICS number from its present number to any of the Covered Numbers. Upon such notice, Landlord shall have the right, at its option, to terminate this Lease within thirty (30) days of receipt of such notice by notifying Tenant in writing.

(2)	Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of “hazardous substance” or “hazardous waste” as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any “discharge” (as such term is defined under Applicable Environmental Law) on or about the Premises.

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(c)	Additional Terms. In the event of Tenant’s failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant’s failure to cure within thirty (30) days of its receipt of such notice, at Landlord’s option, perform any and all of Tenant’s obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate (as hereinafter defined). The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees. This §5.5 shall survive the expiration or sooner termination of this Lease.

5.6 Premises Security System. Tenant, at its sole cost and expense, may install a cardkey access and security system (and related equipment) in the Premises to limit and/or monitor access to the Premises, provided that such system is first approved by Landlord, such approval to not be unreasonably withheld, conditioned or delayed, and further provided that such system is compatible with the Building’s fire and life safety systems and complies with all applicable laws. Any changes to or replacement of such system must be approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will in no event have any responsibility for monitoring access to, or the security of, the Premises, and shall have no liability to Tenant or its employees or any other person for Claims due to theft or burglary or otherwise arising from any entry by any unauthorized persons into the Premises except for those acting under Landlord’s direct supervision and control. Further, Landlord shall not be required to insure against any such Claims. Tenant shall continuously throughout the Term provide Landlord with a “master” access card or access codes to permit Landlord entry into the Premises as permitted under this Lease. Further, upon termination of this Lease or Tenant’s right to possession of the Premises, Tenant shall provide Landlord with any codes or sequences necessary for Landlord to change or alter the cardkey access system. Subject to the forgoing, Tenant shall not affix additional locks on doors and will provide to Landlord the means of opening all areas of the Premises (excluding Tenant’s own safes, cabinets, or vaults, so long as Tenant provides means of opening same to Landlord after expiration of the Term to the extent same are part of the Leasehold Improvements to be left on the Premises after expiration or termination). In the event of the loss of any keys or Building access cards furnished by Landlord, Tenant shall pay to Landlord the cost of any replacement thereof. Each tenant shall, upon the termination of its tenancy, return to Landlord all keys to offices, storage and toilet rooms either furnished to, or otherwise procured by, Tenant.

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5.7 Signage. Subject to the approval by all applicable governmental authorities, and Tenant’s compliance with all applicable governmental laws and ordinances, all recorded covenants, conditions and restrictions affecting the Building, and the terms of this §5.7, Tenant shall have the non-exclusive right (the “Signage Right”) to install, at Tenant’s cost, (a) up to two (2) signs (the “Building Exterior Sign”) displaying Tenant’s name, “Pinnacle Foods Group, LLC,” and/or its logo on the exterior of the Building as depicted on EXHIBIT L attached hereto; and (b) one (1) sign (the “Monument Sign”) on a ground mounted monument in front of the Building as depicted on EXHIBIT M attached hereto. The graphics, materials, color, design, lettering, lighting, size, specifications and manner of affixing the Building Exterior Sign and Monument Sign shall be subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay for all costs and expenses related to the Building Exterior Sign and Monument Sign, including, without limitation, costs of the design, construction, installation, maintenance, insurance, utilities, repair and replacement thereof. Tenant shall install and maintain the Building Exterior Sign and Monument Sign in good condition and repair, in compliance with all laws and ordinances affecting same, and will be subject to any reasonable rules and regulations of Landlord. Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, in obtaining the necessary governmental approvals and permits for the Building Exterior Sign and Monument Sign. Notwithstanding any of the foregoing, the Signage Right shall terminate and Landlord may require that Tenant remove the Building Exterior Sign and/or Monument Sign at any time if a Default by Tenant exists under this Lease. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove the Building Exterior Sign and Monument Sign, at Tenant’s sole cost and expense, and restore the portion of the Building and monument where the Building Exterior Sign and Monument Sign, respectively, were installed to the condition existing immediately prior to the installation of the Building Exterior Sign and Monument Sign, which obligations shall survive the Expiration Date. Tenant may assign its Signage Right to any third party to whom Tenant assigns all of its right, title and interest under this Lease pursuant to a Permitted Transfer or other assignment consented to by Landlord. Tenant may transfer all (but not less than all) of its Signage Rights under this §5.7 to a subtenant only upon Landlord’s prior written approval, which approval will not be unreasonably withheld, delayed or conditioned so long as the proposed subtenant is of a quality, character and business reputation reasonably comparable to the quality and character of other companies with exterior signage on other multi-tenant office buildings of comparable size, age and quality in the Cherry Hill, New Jersey area (“Comparable Buildings”). Any transfer of the Signage Right to a subtenant shall be subject to the corresponding limitations and obligations set forth in this Lease. Other than as set forth above, Tenant’s signage rights described in this §5.7 shall not be assignable, and any attempted assignment in violation of this requirement shall be null and void.

5.8 Roof-Mounted Equipment. Landlord grants to Tenant the non-exclusive right to install up to two (2) wireless communication antennae and/or satellite dishes on the roof of the Building, and connect said antennae/dishes to the Premises without any obligation for any monthly rental therefore, provided that (i) Landlord or Landlord’s designated agent has first approved of the proposed location and manner of installation thereof and all plans and specifications therefore, and (ii) all installation work shall be performed in a good and workmanlike manner, free and clear of liens and in compliance with all applicable laws and otherwise in compliance with this Lease as it applies to Tenant’s Alterations. Tenant shall be solely responsible for the cost of installation, operation and maintenance of the antennae/dishes, including, without limitation, the cost of any electricity usage associated therewith, and the cost of any necessary licenses and permits (including any required FCC licenses and permits). Tenant shall clearly and conspicuously use and maintain tags to mark the antennae/dishes with the Tenant’s name, frequency numbers, date of installation, and Tenant’s contact information. Tenant shall provide evidence to Landlord reasonably satisfactory to Landlord that all such permits and licenses have been obtained prior to any installation of the antennae/dishes. Tenant shall operate the antennae/dishes strictly in accordance with applicable laws. Tenant may not penetrate the roof or roof membrane in installing the antennae/dishes without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding such consent and any other provision of this Lease, Tenant shall use only Landlord’s contractors to install, maintain, repair, and/or remove any antennae/dish, and Tenant shall be solely responsible for, and hereby releases Landlord from, damage to the roof and any liability or expense suffered by Tenant caused by the installation or existence of the antennae/dishes, including, without limitation, any damages suffered by Tenant due to roof leakage caused by the antennae/dishes. Tenant may access the roof only with an escort by Landlord or Landlord’s property manager; if such an escort is required after normal business hours, Tenant shall pay the actual cost to Landlord for such escort. In the event of an emergency, Tenant may access the roof without an escort. The antennae/dishes shall remain the property of Tenant and, upon termination or expiration of this Lease, Tenant shall promptly remove the antennae/dishes and shall repair (or reimburse Landlord for such repair) any damage caused by the removal of the antennae/dishes. This section shall survive any expiration or termination of this Lease.

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Tenant warrants and covenants that on the installation of the antennae/dishes and for the entire Term of this Lease, the antennae/dishes and the installation, maintenance and operation thereof is and will be in full compliance with all applicable Federal Communications Commission (“FCC”) and Federal Aviation Administration (“FAA”) rules, regulations or guidelines and will not cause interference with any existing communications equipment installed on the Property or the ability of occupants of the Property to receive radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort or with any antennas, satellite dishes or other electronic or electric equipment or facilities currently or hereafter located on the roof or any floor of the Building or on the Property or with any equipment, installation, wires, cabling or machinery on the Building or the Property. Tenant acknowledges that carriers other than Tenant may license space on the Building or Property, including the roof of the Building. Upon request, Tenant shall provide Landlord or Landlord’s agent with a comparison of the emissions of the antennae/dishes with that of the FCC standards. If Tenant causes such interference, Landlord shall provide Tenant with notice of such interference and Tenant shall promptly make all necessary repairs and adjustments, at Tenant’s own expense, to eliminate such interference and to insure maximum interference protection, to Landlord’s and Landlord’s agent’s reasonable satisfaction and in accordance with all applicable FCC and FAA rules, regulations and guidelines, including but not limited to modifying the antennae/dishes or relocating the antennae/dishes to another location on the Building or other area of the Property reasonably designated by Landlord, so long as such location has substantially the same “line of sight” transmission and/or receiving capacity as the prior location; and all costs incurred by Landlord in connection therewith shall be paid by Tenant to Landlord, without setoff or deduction, within thirty (30) days after Tenant’s receipt of Landlord’s invoice. If such interference cannot be eliminated within seventy-two (72) hours after notice from Landlord to Tenant, Tenant shall temporarily power down the equipment causing the interference, except for intermittent operation for the purpose of testing after performing maintenance, repair, modification, replacement or other action taken for the purpose of correcting such interference. If Tenant does not power down the equipment causing the interference, Landlord may disconnect power to the antenna, except for intermittent operation for the purpose of testing after performing maintenance, repair, modification, replacement or other action taken for the purpose of correcting such interference. The parties acknowledge that there will not be an adequate remedy at law for non-compliance with the provisions of this paragraph and, therefore, either party shall have the right to specifically enforce the provisions of this paragraph at law or in equity in a court of competent jurisdiction.

5.9 Test Kitchen. As used in this Lease, the term “Use” shall include the operation of a Test Kitchen (herein so called), whereby Tenant shall directly or with third party consultants develop new food products and packaging for sale and taste-test various food samples prepared or developed by Tenant. Notwithstanding the foregoing:

(a)	Tenant shall not cause or maintain any nuisance in or about the Premises, and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise. Tenant shall not permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything, or permit anything to be done, which would, in Landlord’s opinion, disturb or tend to disturb other tenants occupying leased space in the Building. If, within fifteen (15) days of receipt of written notice, Tenant does not act upon a request from Landlord that Tenant control any such odors, then Landlord shall have the right to take reasonable steps to cure the problem, and Tenant shall reimburse Landlord within thirty (30) days thereafter for the costs thereof.

(b)	Tenant shall procure at its sole expense any permits and licenses required for the transaction of business in the Premises for the Use. At Landlord’s request, Tenant shall deliver to Landlord copies of all such permits and licenses and proof of Tenant’s compliance with all such laws.

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(c)	Tenant shall accept delivery of and ship goods and merchandise from the Premises only in the manner and at such times and in such areas as may be reasonably designated by Landlord and conform to all rules and regulations adopted by Landlord with respect thereto, including, but not limited to, security arrangements with respect to shipping and receiving areas and the transport of goods and merchandise to and from the Premises. Because of the unique nature of Tenant’s business, Tenant further agrees that:

(i)	it will not permit any deliveries of goods or merchandise at any time when Tenant’s employees are not available to receive same;

(ii)	it will not permit any goods or merchandise to remain in, on or near any doorways, loading docks, receiving areas or other portions of the Project;

(iii)	it will require that all purveyors with whom Tenant does business adequately and securely package all goods and merchandise so as to prevent any leaking, spilling, spoilage, odors or infestation; and

(iv)	it will immediately transfer all goods and merchandise received to the Premises and properly store the same in the Premises so as to retard any spoilage thereof, to prevent any odors emanating therefrom and to prevent the infestation thereof.

(d)	Tenant shall, at its sole cost and expense, and as needed engage professional exterminators to service the Premises, including but not limited to the Test Kitchen, at such frequency and to the extent necessary to keep the Premises free of insects, rodents, vermin and other pests and to prevent insects, rodents, vermin and other pests from the Premises infesting spaces leased to other tenants of the Project. Tenant shall provide to Landlord, upon demand, reasonable proof that Tenant is causing such exterminating to be performed.

(e)	Tenant shall be responsible for maintenance of the grease traps pursuant to Section 7.1 of this Lease, and further:

(i)	Tenant shall, at its sole cost and expense, provide the necessary piping, connections, grease traps, catch basins and other facilities for the removal of all waste liquids from the Premises in compliance with all applicable codes and ordinances of Cherry Hill, New Jersey and Burlington County, New Jersey and other governmental authorities having jurisdiction.

(ii)	No pipes, connections, grease traps, catch basins or other facilities shall be installed through the walls, floor or ceiling of the Premises or through any portion of the Building (including but not limited to the exterior walls or the foundation of the Building) without the written consent of Landlord as to the location and construction thereof, such consent not to be unreasonably delayed, conditioned or withheld. Landlord may require that Tenant’s facilities be connected to pipes, risers, catch basins or other facilities located outside the Premises and intended for use by Tenant and other food preparation facilities in the Project. In such event, Tenant shall provide the necessary pipes, connections and other facilities to connect Tenant’s facilities thereto.

(iii)	Tenant shall not dispose of waste grease, oil or other materials which tend to cause clogging or blockage of pipes and drains (hereinafter collectively referred to as “grease”) by pouring or permitting the same to flow into any drains or pipes. In the event that Tenant shall do so, Tenant shall reimburse Landlord for the entire cost of cleaning of all drains, pipes, sewers or other waste liquid disposal facilities damaged thereby plus Landlord’s standard administrative charge.

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(iv)	Tenant shall, on a reasonably regular basis (but not less frequently than semi-annually), adequately clean or provide for the cleaning of all grease traps and similar facilities serving the Premises. Tenant shall not use any chemicals or other cleaning methods which could damage the drain pipes or other portions of the drainage and/or sewer system in the Premises or in or serving the Project. Tenant shall provide to Landlord, upon demand, reasonable proof that Tenant is regularly doing such cleaning or causing it to be done.

(f)	Tenant shall be responsible for maintenance of the exhaust systems pursuant to Section 7.1 of this Lease, and:

(i)	Tenant shall, at its sole cost and expense provide the necessary exhaust fans and systems, ductwork and venting to ensure that all smoke, odors, vapors and steam are exhausted from the Premises. Such systems shall be installed, using Landlord’s contractors, so as to prevent the discharge of smoke, odors, vapors and steam into the Common Areas of the Building or into spaces leased to others and to avoid the likelihood that such smoke, odors, vapors and steam will be directed to or carried to the Common Areas of the Project or into spaces leased by others.

(ii)	No exhaust vents, flues, pipes or other outlets shall be installed through the walls, floor or ceiling of the Premises or through any portion of the Building (including but not limited to the exterior walls or the roof of the Building) without the written consent of Landlord as to the location, such consent not to be unreasonably delayed, conditioned or withheld, construction and appearance thereof. Landlord may require that Tenant’s exhaust system(s) be connected to pipes, stacks, flues, vents or other facilities located outside the Premises and intended for use by Tenant and other food preparation facilities in the Building. In such event, Tenant shall provide the necessary pipes, vents, ductwork and other facilities to connect Tenant’s exhaust system thereto.

(iii)	Tenant shall, at its sole cost and expense and on a reasonably regular basis (but not less frequently than semi-annually), adequately clean or provide for the cleaning of all exhaust and venting systems serving the Premises. This cleaning shall include degreasing of all hoods, fans, vents, pipes, flues, grease traps and other areas of such systems subject to grease buildup. Tenant shall provide to Landlord, upon demand, reasonable proof that Tenant is doing such cleaning and degreasing or causing it to be done.

(g)	If Tenant desires to have gas service in the Premises for cooking (no other use of gas being permitted in the Project), Tenant shall be responsible for the installation of necessary pipes and other facilities to connect the Premises to the gas supply lines in the Project or, if not such connections are existing, to the gas supply lines of the public utility providing gas service. All such installations shall be in accordance with and subject to the other provisions of the Lease. If gas connections are provided within the Project, Landlord reserves the right to submeter gas to the Premises in which event Tenant shall pay to Landlord the cost of such service (without mark-up by Landlord) within fifteen (15) days after invoice as Additional Rent. Otherwise, Tenant shall contract directly with the public utility providing gas service and shall pay the entire cost of such gas service and the cost of metering (including meter installation) directly to such provider.

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(h)	Landlord’s Standard Services do not include janitorial services to the Test Kitchen. Tenant, at its sole cost and expense, shall be solely responsible for all cleaning and sanitation of and janitorial services to the Test Kitchen and shall keep the Test Kitchen and service-ways and loading areas adjacent to the Test Kitchen neat, clean and free from waste, dirt, garbage, rubbish, insects and pests at all times, and shall store all trash and garbage within the Premises and/or within the areas designated by Landlord for trash pickup and removal and only in the receptacles prescribed by Landlord, all at Tenant’s sole cost and expense. Notwithstanding the above, without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, Tenant shall not employ any third parties (other than employees of Tenant) to provide any cleaning, sanitation or janitorial service to the Test Kitchen.

5.10 Generator/Equipment License. Landlord grants to Tenant a license to use and maintain Landlord’s emergency back-up generator in its existing location on the pad behind the Premises or any other location mutually agreed-upon by Landlord and Tenant. This grant of license does not create an easement, leasehold or any other interest in the Project, Land or Building. Tenant shall, at Tenant’s sole cost and expense, be responsible for the maintenance of this equipment, and shall be in compliance with all laws in connection with its use and operation.

6. SERVICES & UTILITIES

6.1 Standard Services.

(a)	Standard Services Defined. “Standard Services” means:

(1)	Heating, ventilation and air-conditioning (“HVAC”) during Business Hours as reasonably required to for an ordinary person to comfortably use and occupy the Premises for ordinary office purposes in a commercially reasonable manner;

(2)	Tempered water from the public utility for use in the Premises;

(3)	Janitorial Services to the Premises (except the Test Kitchen) five (5) days a week, except Holidays, as set forth in EXHIBIT N;

(4)	Access to the Premises at all times (24 hours a day/seven days a week);

(5)	Building Standard bulbs are provided to Tenant (specialty bulbs will be billed to Tenant as set forth in §6.2 below);

(6)	Labor to replace fluorescent tubes and ballasts in Building Standard light fixtures in the Premises;

(7)	Electricity from Landlord’s selected provider(s) for lighting in the Common Areas and as follows in the Premises: electricity for Building Standard lighting (one 3 amp fixture per each 80 RSF of the Premises), electricity for Building Standard HVAC and the operation of customary quantities and types of office equipment (excluding data processing), and kitchen equipment for a similarly situated usage, so long as the connected load does not exceed eight (8) watts per RSF of the premises demand load with respect to lighting and receptacles, exclusive of base building electrical loads, which include, but are not limited to, electricity for HVAC that serves or will serve the Premises. For the kitchen equipment, Tenant shall limit demand load of kitchen related equipment to no more than the rating of conductors and electrical distribution equipment, new or existing, that serve the Premises; and

(8)	Washing of the interior (at least once a year) and the exterior (at least twice a year) of all exterior window glass in the Premises.

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(b)	Standard Services Provided. During the Term, Landlord shall provide the Standard Services to Tenant. The cost of the Standard Services, except for Premises Electrical Costs and Common Area Electrical Costs (which shall be a separate charge as set forth in §4.2(f)), shall be included in Expenses. Landlord is not responsible for any inability to provide Standard Services due to either: the concentration of personnel or equipment in the Premises; or Tenant’s use of equipment in the Premises that is not customary office equipment, has special cooling requirements, or generates heat.

6.2 Additional Services. “Additional Services” means utilities or services in excess of the Standard Services set forth in §6.1. Tenant shall not use any Additional Services without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. If Landlord so consents, any such Additional Services shall be subject to the terms and conditions of this §6.2. Tenant agrees to pay for any Additional Services upon receipt of an invoice or statement from Landlord. If Tenant fails to timely pay for any Additional Services, in addition to Landlord’s other remedies under this Lease including application of the Late Charge set forth in §4.5, Landlord may discontinue the Additional Services.

(a)	HVAC. If Tenant requests HVAC service to the Premises during non-Business Hours, Tenant will give Landlord at least 24 hours notice of same, and Tenant will pay as Rent Landlord’s actual cost for this service.

(b)	Lighting. Unless Tenant chooses to do so on its own behalf and at its own cost, Landlord will furnish non-Building Standard lamps, bulbs, ballasts and starters that are part of the Leasehold Improvements for purchase by Tenant at Landlord’s cost, plus Landlord’s Standard Admin Fee. Landlord will install non-Building Standard lighting items at Landlord’s actual cost for this service.

(c)	Other Utilities and Services. Tenant will pay as Rent the actual cost of utilities or services (other than HVAC and lighting addressed in §6.2(a) and (b)) either used by Tenant or provided at Tenant’s request in excess of that provided as part of the Standard Services, plus Landlord’s Standard Admin Fee. Tenant’s excess consumption may be estimated by Landlord unless either Landlord requires or Tenant elects to install Building Standard meters to measure Tenant’s consumption.

(d)	Additional Systems and Metering. Landlord may reasonably require Tenant, at Tenant’s expense, to upgrade or modify existing Mechanical Systems serving the Premises or the Leasehold Improvements to the extent necessary to meet Tenant’s excess requirements (including installation of Building Standard meters to measure the same).

6.3 Intentionally Omitted.

6.4 Telecommunications Services. Tenant will contract directly with third party providers and will be solely responsible for paying for all telephone, data transmission, video and other telecommunication services (“Telecommunication Services”) subject to the following:

(a)	Providers. Each Telecommunications Services provider that does not already provide service to the Building shall be subject to Landlord’s reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed. Without liability to Tenant, the license of any Telecommunications Services provider servicing the Building may be terminated by Landlord under the terms of the license, or not renewed upon the expiration of the license.

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(b)	Tenant’s Wiring. Landlord may, in its reasonable discretion, designate the location of all wires, cables, fibers, equipment, and connections (“Tenant’s Wiring”) for Tenant’s Telecommunications Services, and restrict and control access to telephone cabinets and rooms. Tenant may not use or access the Base Building, Common Areas or roof for Tenant’s Wiring without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, or for which Landlord may charge Landlord’s Standard Admin Fee.

(c)	Tenant Sole Beneficiary. This §6.4 is solely for Tenant’s benefit, and no one else shall be considered a third party beneficiary of these provisions.

(d)	Removal of Equipment. Any and all telecommunications equipment and other facilities for telecommunications transmission (including, without limitation, Tenant’s Wiring) installed in the Premises or elsewhere in the Project by or on behalf of Tenant shall be removed prior to the expiration or earlier termination of the Term by Tenant at its sole cost or, at Landlord’s election, by Landlord at Tenant’s sole cost, with the cost thereof to be paid as Additional Rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any or all of Tenant’s Wiring and related infrastructure, or select components thereof, whether located in the Premises or elsewhere in the Project.

6.5 Interruption of Services.

(a)	Without breaching this Lease, Landlord may:

(1)	Comply with laws or voluntary government or industry guidelines concerning the services to be provided by Landlord or obtained by Tenant under this Article 6;

(2)	Interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this Article 6 as may be reasonably required during an emergency or Force Majeure event; or

(3)	If Landlord gives Tenant reasonable prior notice and uses commercially reasonable efforts not to disturb Tenant’s use of the Premises for the Use, interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this Article 6 to repair and maintain the Project under §7.2, or make any improvements or changes to the Project.

(b)

Abatement for Interruption of Standard Services. If all or a part of the Premises is untenantable because of an interruption in a utility service that prevents Landlord from providing any of the Standard Services for more than three (3) consecutive business days, then from the fourth (4th) consecutive day of interruption until the Standard Services are restored, Landlord shall abate Tenant’s Base Rent and Additional Rent, subject to the following:

(1)	Landlord will only abate Base Rent and Additional Rent to the extent the Premises are untenantable and not actually used by Tenant to conduct business;

(2)	Landlord will only abate Base Rent and Additional Rent if the interruption of Standard Services is within Landlord’s reasonable control to remedy; and

(3)	Landlord will only abate Base Rent and Additional Rent to the extent the interruption in Base Rent and Additional Rent is covered by insurance Landlord must maintain under §9.2.

(c)	No Other Liability. Except as provided under §6.5(b), Landlord will not be liable in any manner for any interruption in services to be provided by Landlord or obtained by Tenant under this Article 6 (including damage to Tenant’s Personal Property, consequential damages, actual or constructive eviction, or abatement of any other item of Rent).

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6.6 Recycling. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the jurisdiction in which the Building is located and of the federal, municipal, and local governments, departments, commissions, agencies and boards having jurisdiction over the Building to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all reasonable costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this §6.6, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to Landlord.

7. REPAIRS

7.1 Tenant’s Repairs. Except as provided in Articles 10 and 12 hereof, during the Term Tenant shall, at Tenant’s cost, repair and maintain (and replace, as necessary) the Leasehold Improvements and keep the Premises in good order and condition. Tenant shall be responsible for the costs to repair (and replace, as necessary) any portion of the Project damaged by Tenant or Tenant’s agents, contractors, or invitees. Tenant’s work under this §7.1 (a) is subject to the prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) and supervision of Landlord, including, without limitation, Landlord’s approval of all contractors and subcontractors performing the work, (b) must be performed in compliance with laws and Building rules and regulations, and (c) must be performed in a first-class, lien free and workmanlike manner, using materials not less than Building Standard.

7.2 Landlord’s Repairs. Except as provided in Articles 10 and 12 hereof, during the Term Landlord shall, at Landlord’s cost (but included as Expenses to the extent provided in §4.2) repair and maintain (and replace, as necessary) all parts of the Project that are not Tenant’s responsibility to repair and maintain under §7.1 (or any other tenant’s responsibility under their respective lease) and keep the Project in good order and condition according to the standards prevailing for comparable office buildings in the area in which the Building is located. Tenant may not repair or maintain the Project on Landlord’s behalf or offset any Rent for any repair or maintenance of the Project that is undertaken by Tenant.

8. ALTERATIONS

8.1 Alterations by Tenant. “Alterations” means any modifications, additions or improvements to the Premises or Leasehold Improvements made by Tenant during the Term, including modifications to the Base Building or Common Areas required by law as a condition of performing the work. Alterations does not include the Tenant Improvements made under EXHIBIT E attached to this Lease. Alterations are made at Tenant’s sole cost and expense, subject to the following:

(a)	Consent Required. All Alterations require Landlord’s prior written consent. If a Design Problem (as such term is defined below) exists, Landlord may withhold its consent in Landlord’s sole and absolute discretion; otherwise, Landlord will not unreasonably withhold, condition or delay its consent. In either case, Landlord may condition its consent to any item of Alterations on the requirement that Tenant remove this item of Alterations upon termination of this Lease. “Design Problem” means a condition that results, or will result, from Alterations that are proposed, being performed or have been completed that either:

(1)	Do not comply with laws;

(2)	Do not meet or exceed the Building Standard;

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(3)	Exceed the capacity, adversely affects, is incompatible with, or impairs Landlord’s ability to, or increases the cost to Landlord to, maintain, operate, alter, modify or improve the Base Building;

(4)	Affect the exterior appearance of the Building or Common Areas;

(5)	Violate any agreement affecting the Project;

(6)	Cost more to demolish than Building Standard improvements;

(7)	Violate any insurance regulations or standards for a fire-resistive office building; or

(8)	Locate any equipment, Tenant’s Wiring or Tenant’s Personal Property on the roof of the Building, in Common Areas or in telecommunications or electrical closets.

(b)	No Consent Required. Notwithstanding the foregoing, Tenant may make Alterations without obtaining Landlord’s prior written consent and without payment of an Alterations Fee, provided that Tenant gives Landlord reasonable prior written notice of same and further provided that such Alterations (1) are purely cosmetic in nature (including painting, carpeting and the installation of floor covering or wall covering), (2) will not constitute or give rise to a Design Problem, (3) cost less than One Dollar ($1.00) per RSF in any one instance, and (4) do not require a governmental permit of any kind.

(c)	Performance of Alterations. Alterations shall be performed by Tenant in a good and workman-like manner according to plans and specifications approved by Landlord. Approval by Landlord of any such plans and specifications shall not be a representation or warranty of Landlord that such plans and specifications are adequate for any use, purpose, or condition, or that such plans and specifications comply with any applicable law or code. All Alterations shall comply with law and insurance requirements, including, without limitation, the Americans with Disabilities Act of 1990, and any regulations issued thereunder, as the same may be amended from time to time (“ADA”). Landlord’s designated contractors must perform Alterations affecting the Base Building or Mechanical Systems; and, all other work will be performed by qualified contractors that meet Landlord’s insurance requirements and are otherwise approved by Landlord. Promptly after completing any Alterations, Tenant will deliver to Landlord “as-built” CADD plans, proof of payment, a copy of the recorded notice of completion, and all unconditional lien releases.

(d)	Bonding. If requested by Landlord, before commencing Alterations Tenant shall, at Tenant’s cost, obtain bonds, or deposit with Landlord other security acceptable to Landlord for the payment and completion of the Alterations. These bonds or other security shall be in form and amount reasonably acceptable to Landlord.

(e)	Alterations Fee. Tenant shall pay Landlord as Rent five percent (5%) of the total construction costs of the Alterations to cover review of Tenant’s plans and construction coordination by its own employees, with a cap of $1.00 per RSF. In addition, Tenant shall reimburse Landlord for the actual cost that Landlord reasonably incurs to have engineers, architects or other professional consultants review Tenant’s plans and work in progress, or inspect the completed Alterations.

8.2 Alterations by Landlord. Landlord may make any modifications, additions, renovations or improvements to the Project that Landlord deems appropriate, provided Landlord uses commercially reasonable efforts to avoid disrupting Tenant’s business.

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8.3 Liens and Disputes. Tenant will keep title to the Land and Building free of any liens concerning the Leasehold Improvements, Alterations, or Tenant’s Personal Property, and will take whatever action is required to have any of such liens released and removed of record within thirty (30) days after the filing thereof (including, as necessary, posting a bond or other deposit). To the extent legally permitted, each contract and subcontract for Alterations will provide that no lien attaches to or may be claimed against the Project other than Tenant’s leasehold interest in the Premises. Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of Section 3 of the Construction Lien Law (P.L. 1993, c. 318) or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.

9. INSURANCE

9.1 Tenant’s Insurance.

(a)	Tenant’s Coverage. Before taking possession of the Premises for any purpose (including construction of tenant improvements, if any) and during the Term, Tenant will provide and keep in force the following coverage:

(1)	Commercial general liability insurance insuring Tenant’s use and occupancy of the Premises and Common Areas, and covering personal and bodily injury, death, and damage to others’ property of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate. Each of these policies shall include cross liability and severability of interests clauses, and be written on an occurrence, and not claims-made, basis. Each of these policies shall name Landlord, the Building property manager, each secured lender, and any other party reasonably designated by Landlord as an additional insured (“Additional Insured”).

(2)	Causes of loss – special form commercial property insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) covering the full replacement cost of the Leasehold Improvements and Tenant’s Personal Property. Each of these policies shall name Landlord and each Additional Insured as loss payee to the extent of their interest in the Leasehold Improvements. Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Landlord, Landlord’s Affiliates, and each Additional Insured.

(3)	Business interruption insurance including leasehold interest coverage for Tenant’s loss of income or insurable gross profits and covering continuation of rents during any time the Premises is untenantable, with a limit not less than Tenant’s annual Rent. Such coverage may be included in insurance covering the perils described in §9.1(a)(2). Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Landlord, Landlord’s Affiliates, and each Additional Insured.

(4)	If applicable, Tenant shall maintain boiler and machinery or equipment breakdown insurance covering property damage to the Premises and to the major components of any central heating, air conditioning or ventilation systems, and such other equipment as Landlord may require. The policy shall include coverage for business interruption due to mechanical equipment physical damage, including expediting and extra expense, in an amount usual and customary for similar risks, or as determined by Landlord. Unless the insurance required in §9.1(a)(2), (3) and (8) is provided on a single policy, a Joint Loss Agreement between separate policies must be provided on each policy.

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(5)	Insurance required by law, including workers’ compensation insurance.

(6)	Employers liability insurance with limits not less than One Million Dollars ($1,000,000).

(7)	Commercial automobile liability insurance covering all owned, hired, and non-owned vehicles with a combined single limit of not less than One Million Dollars ($1,000,000) for each accident or person.

(8)	Insurance covering the Leasehold Improvements and Tenant’s Personal Property against loss or damage due to earthquake, flood and difference in conditions. Tenant may elect to self-insure this coverage. If Tenant does not elect to self-insure this coverage, then each of these policies shall name Landlord and each Additional Insured as loss payee to the extent of their interest in the Leasehold Improvements.

(b)	Insurers and Terms. Each policy required under §9.1(a) shall be written with insurance companies licensed to do business in the state in which the Building is located with a financial rating of at least an A-VII as rated in the most recent edition of Best’s Insurance Reports and in business for the past five (5) years, and be on terms that are acceptable to Landlord. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Two Hundred Fifty Thousand Dollars ($250,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate or is less than commonly maintained by tenants of similar buildings in the area making similar uses.

(c)	Proof of Insurance. Tenant shall provide Landlord with certificates of insurance or other reasonable proof that the coverage required under §9.1(a) is in effect. Tenant will provide reasonable proof at least thirty (30) days before any policy expires that the expiring policy will be replaced.

9.2 Landlord’s Insurance.

(a)	Landlord’s Coverage. During the Term, Landlord will keep in force the following coverage:

(1)	Commercial general liability insurance of not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) general aggregate.

(2)	Causes of loss – special form commercial property insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) covering the full replacement cost of the Building and Project improvements (excepting the Leasehold Improvements to be insured by Tenant). Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Tenant.

(3)	Boiler and machinery or equipment breakdown insurance.

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(4)	Other insurance that Landlord elects to maintain.

(b)	Terms. Each of the policies required under §9.2(a) will have those limits, deductibles, retentions and other terms that Landlord prudently determines.

(c)	Proof of Insurance. Landlord shall provide Tenant with certificates of insurance or other reasonable proof that the coverage required under §9.2(a) is in effect. Landlord will provide reasonable proof at least thirty (30) days before any policy expires that the expiring policy will be replaced.

9.3 Waiver of Subrogation. Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy and whether or not such policy is actually obtained by each party) that covers the Project, Building or Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured. Each party hereto agrees that it shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

10. DAMAGE OR DESTRUCTION

10.1 Damage and Repair. If the Leasehold Improvements, Premises or Building is damaged by fire or other casualty, then the parties will proceed as follows:

(a)	Landlord’s Estimates. As soon as reasonably practicable under the circumstances including the scope of the casualty, Landlord will assess any damage to the Premises and Building (but not the Leasehold Improvements) and notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repairs and restoration of the Premises and Building (“Repair Estimate”). Landlord will also estimate the time that the Premises will be untenantable (“Interruption Estimate”). Within thirty (30) days after the later of the issuance of the Repair Estimate, issuance of the Interruption Estimate, or receipt of any denial of coverage or reservation of rights from Landlord’s insurer, each party may terminate this Lease by written notice to the other on the following conditions:

(1)	Landlord may elect to terminate this Lease if either:

(A)	The damage occurs during the last year of the Term, or

(B)	The Repair Estimate exceeds one hundred eighty (180) days, or

(C)	The repair and restoration is not fully covered by insurance maintained or required to be maintained by Landlord (subject only to those deductibles or retentions Landlord elected to maintain) or Landlord’s insurer denies coverage or reserves its rights on coverage or any mortgagee of the Building requires that insurance proceeds be applied to the indebtedness secured by its mortgage.

(2)	Tenant may elect to terminate this Lease if the Interruption Estimate exceeds one hundred eighty (180) days and Tenant did not cause the damage.

(b)	Repair and Restoration. If neither party terminates this Lease under §10.1(a), then this Lease shall remain in full force and effect and the parties will proceed as follows:

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(1)	Landlord will repair and restore the Premises and/or the Building, as applicable (but not the Leasehold Improvements) to substantially the same condition existing prior to such damage, except for modifications required by law. Landlord will perform such work reasonably promptly, subject to delay for loss adjustment, Tenant Delay and Force Majeure.

(2)	Tenant will repair and restore the Leasehold Improvements reasonably promptly to the condition existing prior to such damage, but not less than then current Building Standard, except for modifications required by law.

(3)	Tenant may not terminate this Lease if the actual time to perform the repairs and restoration exceeds the Repair Estimate, or the actual interruption exceeds the Interruption Estimate.

10.2 Rent Abatement. If Tenant did not cause the damage or destruction under §10.1 through gross negligence or willful misconduct and as a result of the damage or destruction, the Premises are rendered untenantable for more than three (3) consecutive days, then from the fourth (4th) consecutive day Tenant’s Base Rent and Additional Rent shall be abated to the extent that the Premises are untenantable. Such abatement shall terminate upon Tenant’s occupancy of the restored Premises, but in any event not later than the fifteenth (15th) day after completion of Landlord’s required repairs and restoration of the Premises and that portion of the Building necessary for Tenant’s occupancy of the Premises. Tenant’s sole remedy will be the abatement of Base Rent and Additional Rent provided under this §10.2, and Landlord will not be liable to Tenant for any other amount or remedy, including damages to Tenant’s Personal Property, consequential damages, actual or constructive eviction, termination of this Lease, or abatement of any other item of Rent.

11. INDEMNITY

11.1 Claims. “Claims” means any and all liabilities, losses, claims, demands, damages or expenses that are suffered or incurred by a party, including attorneys’ fees reasonably incurred by that party in the defense or enforcement of the rights of that party.

11.2 Tenant’s Indemnity.

(a)	Landlord’s Waivers. LANDLORD WAIVES ANY CLAIMS AGAINST TENANT AND ITS AFFILIATES FOR PERILS INSURED OR REQUIRED TO BE INSURED BY LANDLORD UNDER SUBSECTIONS (2) AND (3) OF §9.2(a), WHICH WAIVER WILL APPLY EVEN IF A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE SOLE NEGLIGENCE, ORDINARY NEGLIGENCE OR STRICT LIABILITY OF TENANT OR ITS AFFILIATES (IT BEING THE EXPRESS INTENT OF LANDLORD AND TENANT TO SHIFT THE RISK OF LIABILITY FOR SUCH CLAIMS TO THE INSURER), EXCEPT TO THE EXTENT SUCH CLAIM IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ITS AFFILIATES.

(b)	Claims Against Landlord. Unless waived by Landlord under §11.2(a) above, Tenant will indemnify and defend (with counsel reasonably approved by Landlord) Landlord and its Affiliates and hold each of them harmless from and against Claims arising from:

(1)	Any accident or occurrence on or about the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or its Affiliates or of another tenant and/or its Affiliates;

(2)	Tenant’s or any of its Affiliates’ negligence or willful misconduct or that of their agents, contractors, employees or invitees;

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(3)	Any occurrence or condition arising out of or related to any failure of Tenant under §5.2;

(4)	Any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of this Lease;

(5)	Any case in which Landlord shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees;

(6)	Tenant’s failure to comply with this Lease or the occurrence of any Default by Tenant; or

(7)	Any claim for commission or other compensation by any person other than Landlord’s Broker and Tenant’s Broker, if any, for services rendered to Tenant in procuring this Lease.

11.3 Landlord’s Indemnity.

(a)	Tenant’s Waivers. TENANT WAIVES ANY CLAIMS AGAINST LANDLORD AND ITS AFFILIATES FOR:

(1)	PERILS INSURED OR REQUIRED TO BE INSURED BY TENANT UNDER SUBSECTIONS (2), (3) AND (8) OF §9.1(a), WHICH WAIVER WILL APPLY EVEN IF A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE SOLE NEGLIGENCE, ORDINARY NEGLIGENCE OR STRICT LIABILITY OF LANDLORD OR ITS AFFILIATES (IT BEING THE EXPRESS INTENT OF LANDLORD AND TENANT TO SHIFT THE RISK OF LIABILITY FOR SUCH CLAIMS TO THE INSURER), EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AFFILIATES, AND

(2)	DAMAGE CAUSED BY ANY PUBLIC UTILITY, PUBLIC WORK, OTHER TENANTS OR OCCUPANTS OF THE PROJECT, OR PERSONS OTHER THAN LANDLORD.

(b)	Claims against Tenant. Unless waived by Tenant under §11.3(a) above, Landlord will indemnify and defend Tenant (with counsel reasonably approved by Tenant) and its Affiliates and hold each of them harmless from and against Claims arising from:

(1)	Landlord’s or any of its Affiliates’ negligence or willful misconduct;

(2)	Landlord’s default of this Lease; or

(3)	Any claim for commission or other compensation by any person other than Tenant’s Broker, if any, for services rendered to Landlord in procuring this Lease.

11.4 Affiliates Defined. “Affiliates” means with respect to a party (a) that party’s partners, members, shareholders and joint venturers, (b) each corporation or other entity that is a parent or subsidiary of that party, (c) each corporation or other entity that is controlled by or under common control of a parent of such party, and (d) the directors, officers, managers, employees and agents of that party and each person or entity described in this §11.4(a) through (c).

11.5 Survival of Waivers and Indemnities. Landlord’s and Tenant’s waivers and indemnities under §11.2 and §11.3 will survive the expiration or early termination of this Lease.

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12. CONDEMNATION

12.1 Taking. “Taking” means the acquiring of all or part of the Project for any public or quasi-public use by exercise of a right of eminent domain or under any other law, or any sale in lieu thereof. If a Taking occurs:

(a)	This Lease will terminate as of the date of a Taking if substantially all of the Premises becomes untenantable for substantially all of the remaining Term because of the Taking.

(b)	If this Lease is not terminated under §12.1(a), Landlord shall restore or alter the Premises after the Taking to be tenantable, unless Landlord reasonably determines that it will be uneconomical to do so, in which case Landlord may terminate this Lease upon sixty (60) days prior written notice to Tenant.

(c)	If this Lease is not terminated under §12.1(a), more than ten percent (10%) of the Premises is untenantable because of the Taking, Tenant cannot operate Tenant’s business for the Use in the Premises after such Taking, and Landlord is unable to provide Tenant with comparable premises in the Project, then Tenant may terminate this Lease upon sixty (60) days prior written notice to Landlord.

(d)	If this Lease is not terminated under §12.1(a), (b) or (c), the Rent payable by Tenant will be reduced for the term of the Taking based upon the rentable area of the Premises made untenantable by the Taking.

12.2 Awards. Landlord is entitled to the entire award for any claim for a Taking of any interest in this Lease or the Project, without deduction or offset for Tenant’s estate or interest; however, Tenant may make a claim for relocation expenses and damages to Tenant’s Personal Property and business to the extent that Tenant’s claim does not reduce Landlord’s award.

13. TENANT TRANSFERS

13.1 Terms Defined.

(a)	Transfer Defined. “Transfer” means any:

(1)	Sublease or license of all or part of the Premises, or assignment, mortgage, hypothecation or other conveyance of an interest in this Lease including, without limitation, any conveyance by operation of law;

(2)	Use of the Premises by anyone other than Tenant with Tenant’s consent;

(3)	Change in Tenant’s form of organization (e.g., a change from a partnership to limited liability company);

(4)	Transfer of fifty-one percent (51%) or more of Tenant’s assets, shares (excepting shares transferred in the normal course of public trading), membership interests, partnership interests or other ownership interests; or

(5)	Transfer of effective control of Tenant.

13.2 Prohibited Transfers. Tenant may not enter into any Transfer if such Transfer will result in any portion of the Rent not constituting “rents from real property” with respect to Landlord, within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”). In particular, Tenant may not enter into a Transfer (a) that provides for rent or other compensation based in whole or in part on the net income or profits from the business operated in the Premises, or (b) if the proposed transferee is directly or indirectly related to the Landlord under Section 856, et seq. of the Code. Any such Transfers shall be considered null, void and of no force or effect.

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13.3 Consent Not Required. If Tenant is not in default or breach of this Lease, Tenant may effect a Transfer to a Permitted Transferee without Landlord’s prior consent, but with notice to Landlord prior to the Permitted Transferee’s occupancy. “Permitted Transferee” means any person or entity that:

(a)	Either (1) controls, is controlled by, or is under common control with Tenant (for purposes hereof, “control” shall mean ownership of not less than fifty percent (50%) of all of the voting stock or legal and equitable interest in the entity in question), (2) results from the merger or consolidation of Tenant, or (3) acquires all or substantially all of the stock and/or assets of Tenant as a going concern;

(b)	Has a tangible net worth immediately following the Transfer not less than the greater of (1) Tenant’s tangible net worth immediately before the Transfer, or (2) Tenant’s tangible net worth as of the execution of this Lease; and

(c)	Will not, by occupying the Premises, cause Landlord to breach any other lease or other agreement affecting the Project.

13.4 Consent Required. Each proposed Transfer other than those prohibited under §13.2 or permitted under §13.3 requires Landlord’s prior written consent, in which case the parties will proceed as follows:

(a)	Tenant’s Notice. Tenant shall notify Landlord at least thirty (30) days prior to the proposed Transfer of the name and address of the proposed transferee and the proposed use of the Premises, and include with the notice copies of the proposed Transfer documents, including, without limitation, the proposed assignment of lease or proposed sublease document, as applicable, and copies of the proposed transferee’s balance sheets and income statements (both current and for the past two (2) years), as well as such other information as may be reasonably required by Landlord. LANDLORD WILL HAVE NO OBLIGATION TO REVIEW A PROPOSED TRANSFER OR TO CONSENT OR DENY CONSENT TO A PROPOSED TRANSFER UNTIL ALL ITEMS AND INFORMATION SET FORTH ABOVE IN THIS §13.4(a) HAVE BEEN PROVIDED TO LANDLORD.

(b)	Landlord’s Rights. Within thirty (30) days after receipt of Tenant’s complete notice and all items required under §13.4(a), Landlord may either:

(1)	If the proposed Transfer is either an assignment of this Lease or sublease of substantially all of the Premises, terminate this Lease as of the proposed Transfer date;

(2)	If the proposed Transfer is a sublease of all of the Premises or any part of the Premises that will be separately demised, exercise a right of first refusal to sublease such portion of the Premises at the lesser of (A) the Rent (prorated for subletting part of the Premises), or (B) the rent payable in the proposed Transfer; or

(3)	Provide written consent, or deny consent, to the proposed Transfer, consent not to be unreasonably withheld, conditioned or delayed if:

(A)	The proposed transferee, in Landlord’s reasonable opinion, has the financial capacity to meet its obligations under the proposed Transfer;

(B)	The proposed use is consistent with the Use and will not cause Landlord to be in breach of any lease or other agreement affecting the Project;

(C)	The proposed transferee is typical of tenants that directly lease premises in first-class office buildings;

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(D)	The proposed transferee is not an existing tenant or an Affiliate of an existing tenant, or a party with which Landlord is actively negotiating to lease space in the Building (or has, in the last six (6) months, been actively negotiating to lease space in the Building) that is or will be available to reasonably accommodate such transferee’s space needs; and

(E)	Tenant is not in Default under this Lease.

(c)	Compelling Consent. If Landlord does not consent to a Transfer, Tenant’s sole remedy against Landlord will be an action for specific performance or declaratory relief, and Tenant may not terminate this Lease or seek monetary damages.

13.5 Payments to Landlord. Tenant shall pay Landlord fifty percent (50%) of Transfer receipts that exceed Tenant’s Rent (on a per square foot basis); after Tenant is reimbursed for Tenant’s reasonable and customary out-of-pocket costs incurred in the Transfer, including marketing expenses, attorneys’ fees, Alterations, and broker commissions. Tenant shall pay Landlord a One Thousand Dollar ($1,000) review fee, and Landlord’s reasonable attorneys’ fees, for each proposed Transfer, excepting those in which Landlord exercises its rights under subsection (1) or (2) of §13.4(b).

13.6 Effect of Transfers. No Transfer will release Tenant or any guarantor of this Lease from any Lease obligation. Landlord’s acceptance of a payment from any person or entity other than Tenant that occupies the Premises does not waive Tenant’s obligations under this Article 13. If Tenant is in Default of this Lease, Landlord may proceed against Tenant without exhausting any remedies against any transferee and may require (by written notice to any transferee) any transferee to pay Transfer rent owed Tenant directly to Landlord (which Landlord will apply against Tenant’s Lease obligations). Termination of this Lease for any reason will not result in a merger. Each sublease will be deemed terminated upon termination of this Lease unless Landlord notifies the subtenant in writing of Landlord’s election to assume any sublease, in which case the subtenant shall attorn to Landlord under the executory terms of the sublease. Any Transfer or attempted Transfer in violation of the provisions of this Article 13 shall be void and of no force and effect.

14. LANDLORD TRANSFERS

14.1 Landlord’s Transfer. Landlord’s right to transfer any interest in the Project or this Lease is not limited by this Lease. Upon any such transfer, Tenant will attorn to Landlord’s transferee and Landlord will be released from liability under this Lease, except for any Lease obligations accruing before the transfer that are not assumed by the transferee.

14.2 Subordination. Subject to the provisions of this §14.2, (i) this Lease is, and will at all times be, subject and subordinate to any ground lease, mortgage, deed to secure debt or deed of trust encumbering the Project as of the Execution Date (an “Existing Mortgage”) and to any other ground lease, mortgage, deed to secure debt or deed of trust later placed against the Project at any time thereafter during the Term (each, a “Mortgage”), including any renewal, modification, supplement, amendment, consolidation or replacement of any such Existing Mortgage or Mortgage (and the holder or beneficial owner of any such Existing Mortgage or Mortgage shall be referred to herein as a “Mortgagee”); (ii) within ten (10) business days of Landlord’s request, Tenant will, without charge, execute, acknowledge and deliver to Landlord (or, at Landlord’s request, the applicable Mortgagee) any instrument reasonably necessary to evidence this subordination, including without limitation an SNDA (defined below); and (iii) if Tenant fails to execute and deliver such instrument within said ten (10) business day period, Tenant hereby authorizes Landlord to execute the same as Tenant’s attorney in fact. Notwithstanding the foregoing, each Mortgagee may unilaterally elect to subordinate its Existing Mortgage or Mortgage, as applicable, to this Lease. The above-referenced subordination of this Lease to the Existing Mortgage is subject to the provisions of the subordination, non-disturbance and attornment agreement substantially in the form attached hereto as EXHIBIT K, which will be entered into and delivered by and between Landlord, Tenant and any existing Mortgagee more or less contemporaneously with the execution and delivery of this Lease, but in any event within twenty (20) days following the execution and delivery of this Lease. With respect to any future Mortgage, the subordination of this Lease to such future Mortgage as set forth above shall be conditioned upon Tenant’s receipt from such new Mortgagee of an SNDA. As used herein, “SNDA” means a subordination, non-disturbance and attornment agreement in recordable form, signed by the applicable Mortgagee, containing a provision that the Mortgage shall not affect the validity of this Lease and Tenant’s right to possession of the Premises, and which agreement is otherwise on said Mortgagee’s standard form containing such other commercially reasonable provisions as Tenant and Mortgagee may agree each in its reasonable discretion.

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14.3 Attornment. Upon written request of a Successor Landlord (as such term is defined below), Tenant will attorn to any transferee of Landlord’s interest in the Project that succeeds Landlord by reason of a termination, foreclosure or enforcement proceeding of an Encumbrance, or by delivery of a deed in lieu of any foreclosure or proceeding (a “Successor Landlord”). In this event, this Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant on all of the terms of this Lease, except that the Successor Landlord shall not be:

(a)	Liable for any obligation of Landlord under this Lease, or be subject to any counterclaim, defense or offset accruing before Successor Landlord succeeds to Landlord’s interest;

(b)	Bound by any modification or amendment of this Lease made before Successor Landlord succeeds to Landlord’s interest in the Project without Successor Landlord’s written consent, except for any amendment or modification of this Lease pursuant to Tenant’s strict exercise of an express right or option granted to Tenant under this Lease;

(c)	Bound by any prepayment of more than one month’s Rent;

(d)	Obligated to return any Security Deposit not paid over to Successor Landlord; or

(e)	Obligated to perform any improvements to the Premises (or provide an allowance therefor), except to any extent that such obligations may arise subsequent to the date that Successor Landlord succeeds to the interest of Landlord under the Lease. Upon Successor Landlord’s request, Tenant will, without charge, promptly execute, acknowledge and deliver to Successor Landlord any instrument reasonably necessary required to evidence such attornment.

14.4 Estoppel Certificate. Within ten (10) days after receipt of Landlord’s written request, Tenant will execute, acknowledge and deliver to Landlord a certificate upon which Landlord and each existing or prospective Encumbrance holder or prospective purchaser may rely confirming the following (or any exceptions to the following):

(a)	The Lease Commencement Date and Expiration Date;

(b)	The documents that constitute the Lease, and that the Lease is unmodified and in full force and effect;

(c)	The date through which Base Rent, Additional Rent, and other Rent has been paid;

(d)	That neither Landlord nor Tenant is in Default;

(e)	That Landlord has satisfied all Lease obligations to improve the Premises (or provide Tenant an allowance therefor) and Tenant has accepted the Premises;

(f)	That Tenant solely occupies the Premises; and

(g)	Such other matters concerning this Lease or Tenant’s occupancy that Landlord may reasonably require.

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15. DEFAULT AND REMEDIES

15.1 Tenant’s Default and Remedies.

(a)	Tenant will be in “Default” of this Lease if Tenant either:

(1)	Fails to pay Rent when due, and the failure continues for three (3) days after Landlord notifies Tenant of this failure (Tenant waiving any other notice that may be required by law);

(2)	Fails to perform or comply with a non-monetary Lease obligation of Tenant (other than those obligations described in §15.1(a)(3) through (5), below), and the failure continues for thirty (30) days after Landlord notifies Tenant of this failure, but:

(A)	In an emergency Landlord may require Tenant to perform this obligation in a reasonable time of less than thirty (30) days, or

(B)	If it will reasonably take more than thirty (30) days to perform this obligation, then Tenant will have a reasonable time not exceeding thirty (30) additional days to perform this obligation, but only if Tenant commences performing this obligation within ten (10) business days after Landlord notifies Tenant of this failure;

(3)	Consummates a Transfer that violates Article 13;

(4)	Fails, within thirty (30) days after it occurs, to discharge any attachment or levy on Tenant’s interest in this Lease or files legal action within such time frame to dispute such; or

(5)	Fails, within sixty (60) days after it occurs, to have vacated or dismissed any appointment of a receiver or trustee of Tenant’s assets (or any Lease guarantor’s assets), or any voluntary or involuntary bankruptcy or assignment for the benefit of Tenant’s creditors (or any Lease guarantor’s creditors).

(b)	If Tenant is in Default, Landlord may, without prejudice to the exercise of any other remedy, exercise any remedy available under law, including those described below:

(1)	Landlord may enter the Premises as reasonably required and cure Tenant’s Default on Tenant’s behalf without releasing Tenant from any Lease obligation, and Tenant shall reimburse Landlord on demand for the actual costs of such cure, plus Landlord’s Standard Admin Fee.

(2)	Landlord may terminate this Lease upon notice to Tenant (on a date specified in the notice) and recover possession of the Premises from Tenant. At Landlord’s election, either:

(A)	Landlord may recover any Rent unpaid as of the termination date, and Tenant will remain liable for the payment when due of Rent for the remaining Term, less the proceeds that Landlord receives in reletting the Premises, but only after Landlord is reimbursed from these proceeds for the expenses Landlord incurs to recover possession of the Premises and relet the Premises; or

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(B)	Landlord may recover any Rent unpaid as of the termination date, and further recover the amount by which the present value, as of the termination date (calculated using the then current discount rate of the Federal Reserve Bank of New York), of the Rent to be paid for the Term remaining after the termination date (assuming five percent (5%) annual increases in Additional Rent) exceeds the proceeds that Landlord receives in reletting the Premises, but only after Landlord is reimbursed from these proceeds for the expenses Landlord incurs to recover possession of the Premises and relet the Premises.

(3)	Landlord may use reasonably necessary force to enter and take possession of all or any part of the Premises, expel Tenant or any other occupant, and remove their personal property, and the entry will not constitute a breach of peace or trespass or terminate this Lease. After regaining possession of the Premises, Landlord may relet the Premises for Tenant’s account, but Landlord will not be responsible or liable if Landlord fails to do so or is unable to collect rent due from any reletting. Tenant will continue to pay Rent due, less a credit for the proceeds that Landlord receives in reletting the Premises, but only after Landlord is reimbursed from these proceeds for the expenses Landlord incurs to recover possession of the Premises and relet the Premises.

(4)	For any amounts owed under §15.1(b)(1), (2) or (3), recover interest at the maximum rate permitted under applicable law (“Default Rate”) from the date each amount is due until paid by Tenant.

15.2 Landlord’s Default and Remedies.

(a)	Landlord will be in “Default” of this Lease if Landlord fails to perform any Lease obligation of Landlord and this failure continues for thirty (30) days after Tenant notifies Landlord of such failure, or such longer period of time as is reasonable if more than thirty (30) days is reasonably required to perform this obligation, if performance commences within said thirty-day period and is diligently prosecuted to completion.

(b)	If Landlord is in Default, then Tenant may exercise any remedy available under law that is not waived or limited under this Lease, subject to the following:

(1)	Tenant may not terminate this Lease due to any Landlord Default until Tenant notifies each Encumbrance holder and each Encumbrance holder is provided a reasonable opportunity to gain legal possession of the Project and, after gaining possession, cure the Default.

(2)	Landlord’s liability under this Lease or for any matter relating to the occupancy or use of the Premises and/or the Project is limited to Landlord’s interest in the Building, and if Landlord is comprised of more than one entity, the liability of each entity comprising Landlord shall be several only (not joint) based upon such entity’s proportionate share of ownership in the Building.

(3)	No liability under this Lease is assumed by Landlord’s Affiliates.

(4)	Any liability of Landlord to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or any matter relating to the occupancy or use of the Premises and/or the Project shall be limited to Tenant’s actual direct, but not consequential, damages therefor.

15.3 Enforcement Costs. If Landlord or Tenant brings any action against the other to enforce or interpret any provision of this Lease (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party shall recover from the other reasonable costs and attorneys’ fees incurred in such action.

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15.4 WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING ANY MATTER RELATED TO THIS LEASE.

15.5 Force Majeure. If either party shall be delayed in, or prevented from, the performance of any act or service required under this Lease, by reason of strikes, inability to procure materials, failure of power, restrictive governmental laws or regulations, riot, insurrection war, terrorism, or any act of God, or other reasons of a similar or dissimilar nature which are beyond the reasonable control of the party (“Force Majeure”), then the performance of any such act or service shall be excused for the period of the resulting delay. Notwithstanding the foregoing, this paragraph shall not be applied so as to excuse or delay (a) payment of any monies from one party to the other, including Rent, or (b) performance of obligations which can be cured by the payment of monies.

16. INTENTIONALLY OMITTED

17. MISCELLANEOUS

17.1 Rules and Regulations. Tenant will comply with the Rules and Regulations attached as EXHIBIT C. Landlord may reasonably modify or add to the Rules and Regulations upon notice to Tenant. If the Rules and Regulations conflict with this Lease, this Lease shall govern. Landlord shall apply the rules in a uniform manner with respect to all tenants at the Project.

17.2 Notice. Notice to Landlord must be given to Landlord’s Notice Addresses. Notice to Tenant must be given to Tenant’s Notice Addresses. By notice to the other, either party may change its Notice Address. Each notice must be in writing and must be: (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, or (b) hand delivered by local courier or national overnight delivery service (e.g., Federal Express). Notice sent by certified mail, postage prepaid, shall be effective two (2) business days after being deposited in the United States Mail; notices sent by hand delivery or overnight courier shall be effective one (1) business day after being deposited with the courier service.

17.3 Intentionally Omitted.

17.4 Building Name. Tenant shall not use the Building’s name or image for any purpose, other than Tenant’s address. Landlord may change the name of the Building without any obligation or liability to Tenant.

17.5 Entire Agreement. This Lease is deemed integrated and contains all of each party’s representations, waivers and obligations. The parties may only modify or amend this Lease in a writing that is fully executed and delivered by both parties.

17.6 Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

17.7 Successors. Unless provided to the contrary elsewhere in this Lease, this Lease binds and inures to the benefit of each party’s heirs, successors and permissible assignees.

17.8 No Waiver. A party’s waiver of a breach of this Lease will not be considered a waiver of any other breach. No custom or practice that develops between the parties will prevent either party from requiring strict performance of the terms of this Lease. No Lease provision or act of a party creates any relationship between the parties other than that of landlord and tenant.

17.9 Independent Covenants. The covenants of this Lease are independent. A court’s declaration that any part of this Lease is invalid, void or illegal will not impair or invalidate the remaining parts of this Lease, which will remain in full force and effect.

17.10 Captions. The use of captions, headings, boldface, italics or underlining is for convenience only, and will not affect the interpretation of this Lease.

10604.006/101 Woodcrest Corporate Center-Pinnacle Foods Group Lease v4sdp	Page 41

17.11 Authority. Landlord and Tenant each represent and warrant to the other that (a) it is duly organized, validly existing and legally authorized to do business in the State of New Jersey, (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of such party, and (c) this Lease has been executed under seal in accordance with N.J.S.A. 2A:14-4.

17.12 Applicable Law. This Lease is governed by the laws of the state in which the Building is located, regardless of that state’s conflicts provision or choice of law rules. In any action brought under this Lease, Tenant submits to the jurisdiction of the courts of the State of New Jersey, and to venue in Camden County, New Jersey.

17.13 Confidentiality. Tenant will not record this Lease or a memorandum of this Lease without Landlord’s prior written consent. Tenant will keep the terms of this Lease confidential and, unless required by law, may not disclose the terms of this Lease to anyone other than Tenant’s Affiliates to the extent necessary to Tenant’s business.

17.14 Reasonableness. Tenant’s sole remedy for any claim against Landlord that Landlord has unreasonably withheld, unreasonably conditioned or unreasonably delayed any consent or approval shall be an action for injunctive or declaratory relief.

17.15 Time. Time is of the essence as to all provisions in this Lease in which time is a factor.

17.16 Quiet Enjoyment. So long as Tenant is not in Default, Tenant shall have the right to peacefully and quietly enjoy the Premises for the Term, subject to the terms of this Lease, the Declaration, matters of record, and rights of other tenants of the Project.

17.17 Right to Enter Premises. Upon prior notice to Tenant, Landlord may enter the Premises at any reasonable time to inspect the Premises (except in the event of an emergency, in which event no prior notice is or shall be required), show the Premises to prospective lenders or purchasers, show the Premises to prospective tenants during the last twelve (12) months of the Term, or perform Landlord’s duties under this Lease.

17.18 Intentionally Omitted.

17.19 Exhibits. The exhibits attached to this Lease are incorporated herein. If any exhibit is inconsistent with the terms of this Lease, the provisions of this Lease will govern.

17.20 Financial Statements. At any time during the Term of this Lease, but no more often than once per calendar year, Tenant shall, upon ten (10) business days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant consents to the delivery of such financial statements by Landlord to lenders or prospective lenders or purchasers of the Building.

17.21 Declaration. This Lease is and will be subject and subordinate in all respects to the Declaration.

17.22 Recordation of Lease. Tenant shall not record this Lease or a memorandum thereof without the written consent of Landlord.

17.23 No Light, Air or View Easement. This lease does not create, nor shall Tenant have, any easement, express or implied, or any other right for light, air or view to or from the Premises. Any reduction or blockage of light, air or view by any structure which may be erected after the Execution Date shall in no way effect this Lease, the obligations of Tenant hereunder or impose any additional liability on Landlord.

10604.006/101 Woodcrest Corporate Center-Pinnacle Foods Group Lease v4sdp	Page 42

[SIGNATURES TO IMMEDIATELY FOLLOW]

10604.006/101 Woodcrest Corporate Center-Pinnacle Foods Group Lease v4sdp	Page 43

HAVING READ AND INTENDING TO BE BOUND BY THE TERMS AND PROVISIONS THEREOF,

LANDLORD AND TENANT HAVE EXECUTED THIS LEASE AS OF THE EXECUTION DATE.

TENANT	LANDLORD

PINNACLE FOODS GROUP LLC, A DELAWARE LIMITED LIABILITY COMPANY	WOODCREST ROAD ASSOCIATES, L.P., A PENNSYLVANIA LIMITED PARTNERSHIP

	By:	Behringer Harvard Woodcrest I, LLC, a Delaware limited liability company, Its general partner

By:	By:
Name	Name
Title:	Title:

10604.006/101 Woodcrest Corporate Center-Pinnacle Foods Group Lease v4sdp	Page 44

EXHIBIT A – LOCATION OF PREMISES

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

open lounge
copy / pantry
loading
mail room
dry storage
copy / pantry
copy
supply room
IT room
test kitchen
cafe
dishwashing
fridge
freezer
demo kitchen
multi-purpose
demo room
training room
skylights
BRAND OPPORTUNITY
FILE CABINETS

Pinnacle Foods Group | 101 Woodcrest Road | Test Fit

Cherry Hill, New Jersey | February 18, 2010

Gensler

A-1

EXHIBIT B – THE LAND

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

All that certain lot parcel or tract of land, situate, and lying in the Township of Cherry Hill, County of Camden, State of New Jersey, and being more particularly described as follows:

BEING Unit No. B, 111 Woodcrest Condominium. Said Unit being more specifically defined in Master Deed dated November 4, 2002, and recorded December 6, 2002, in the Camden County Clerk’s Office in Deed Book 5268, Page 785, and by First Amendment to Master Deed dated April 10, 2003, and recorded May 13, 2003, in Deed Book 7027, Page 628, which Unit is herewith conveyed in conformity with the provisions of the Condominium Act of the State of New Jersey, 46:8B-1 et seq., together with an 85.9% undivided interest in the common elements appertaining to said Unit as specified in the aforesaid Master Deed and Amendment thereto.

B-1

EXHIBIT C – RULES AND REGULATIONS

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

1. Intentionally omitted.

2. Right to Exclude. Landlord may require that Tenant, its Affiliates and guests comply with each reasonable security measure that Landlord may establish as a condition entry to the Premises, Building or Project. These measures may include submitting to a search by persons or devices employed by Landlord, presenting an identification card or pass issued by the government, Landlord, or both, being announced to Tenant and accepted as a visitor by Tenant, and signing a register on entry and exit. Any person who cannot comply with these requirements may be excluded from the Project. If Landlord requires a Building pass issued by Landlord as a condition of entry to the Premises, Building or Project, Landlord will furnish a Building pass to all persons reasonably designated by Tenant in writing. Landlord may exclude or expel from the Project any person who, in Landlord’s reasonable opinion, is intoxicated or under the influence of alcohol or drugs.

3. Obstructions. Tenant will not cause the Common Areas, or sidewalks or driveways outside the Building to be obstructed. Landlord may, at Tenant’s expense, remove any such obstruction without prior notice to Tenant.

4. Trash. Tenant will place trash in proper receptacles in the Premises provided by Tenant at Tenant’s cost, or in Building receptacles designated by Landlord. Tenant may not litter in the Common Areas, or sidewalks or driveways outside the Building.

5. Public Safety. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls. Tenant will not use any fire exits in the Building except in case of emergency.

6. Keys and Locks. Landlord may from time to time install and change locks on entrances to the Project, Building, Common Areas or Premises, and will provide Tenant a number of keys to meet Tenant’s reasonable requirements. Additional keys will be furnished by Landlord at Tenant’s cost. At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises issued by Landlord to Tenant. Unless Tenant obtains Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, Tenant will not add any locks or change existing locks on any door to the Premises, or in or about the Premises. If with Landlord’s consent, Tenant installs any lock incompatible with the Building master locking system, Tenant will: relieve Landlord of each Lease obligation that requires access to each affected area; indemnify Landlord against any Claim resulting from forced entry to each affected area in an emergency; and, at the end of the Term, remove each incompatible lock and replace it with a Building Standard lock at Tenant’s expense.

7. Aesthetics. Unless Tenant obtains Landlord’s prior written consent (which may be withheld in Landlord’s sole and absolute discretion), Tenant may not:

(a)	Attach any awnings, signs, displays or projections to either the outside walls or windows of the Building, or to any part of the Premises visible from outside the Premises;

(b)	Hang any non-Building Standard curtains, blinds, shades or screens in any window or door of the Premises;

(c)	Coat or sunscreen the interior or exterior of any windows; or

(d)	Place any objects on windowsills.

8. Directories and Signs. Subject to any space limitations, Tenant will be entitled to one (1) Building Standard tenant identification sign (consisting of Tenant’s name and suite number) at the entrance to the Premises. The Premises sign will be at Landlord’s cost and expense, and any changes to the sign will be made at Tenant’s cost and expense.

C-1

9. HVAC Operation. Tenant will not obstruct the HVAC convectors or diffusers, or adjust or interfere with the HVAC system. Tenant will assist the HVAC system in maintaining comfort in the Premises by drawing shades, blinds and other window coverings in the Premises as may be reasonable required. Tenant may not use any method of heating or cooling the Premises other than that supplied by Landlord.

10. Plumbing. Tenant will use plumbing fixtures only for the purpose for which they are constructed. Tenant will reimburse Landlord for any damage caused by Tenant’s misuse of plumbing fixtures.

11. Equipment Location. Landlord may specify the location of any of Tenant’s Business machines, mechanical equipment or other property that are unusually heavy, may damage the Building, or may cause vibration, noise or annoyance to other tenants. Tenant will reimburse Landlord for any professional engineering certification or assistance reasonably required to determine the location of these items.

12. Bicycles. Tenant may not bring bicycles or other vehicles into the Building or Premises. Bicycles and other vehicles may only be parked in areas designated by Landlord.

13. Animals. Tenant may not bring any birds or animals, excepting seeing-eye/assistance dogs, into the Building or Premises.

14. Carpet Protection. To protect carpeting in the Premises, Tenant will, at its own expense, install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.

15. [Intentionally omitted].

16. Moving and Deliveries. Moving of Tenant’s Personal Property and deliveries of materials and supplies to the Premises must be made during the times and through the entrances and corridors reasonably designated by Landlord. Moving and deliveries may not be made through any of the main entrances to the Building without Landlord’s prior permission. Any hand truck or other conveyance used in the Common Areas must be equipped with rubber tires and rubber side guards to prevent damage to the Building and its property. Tenant will promptly reimburse Landlord for the cost of repairing any damage to the Building or its property caused by any person making deliveries to the Premises.

17. Solicitation. Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate in preventing the same.

18. Food. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Project. Except as may be expressly set forth in this Lease or on construction drawings for the Premises approved by Landlord, and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.

19. Work Orders. Only authorized representatives of Tenant may request services or work on behalf of Tenant. Tenant may not request that Building employees perform any work outside of their duties assigned by Landlord.

20. Smoking. Neither Tenant nor its Affiliates shall smoke or permit smoking in any part of the Project in which Landlord, in Landlord’s sole and absolute discretion, prohibits smoking. Landlord may designate the entire Project a no-smoking area, excepting areas in which Landlord, in Landlord’s sole and absolute discretion, permits smoking.

21. Rules Applied. These Rules and Regulations apply equally to Tenant’s Affiliates and others permitted by Tenant to access, use or occupy the Premises.

C-2

EXHIBIT D – NOTICE OF LEASE TERM

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

This NOTICE OF LEASE TERM (“NLT”) is given by PINNACLE FOODS GROUP LLC, a Delaware limited liability company, (“Tenant”) to WOODCREST ROAD ASSOCIATES, L.P., a Pennsylvania limited partnership (“Landlord”), with respect to that certain Lease dated                     , 20     (“Lease”), under which Tenant has leased from Landlord certain premises known as Suite 121 (“Premises”), in Woodcrest Corporate Center located at 101 Woodcrest, Cherry Hill, New Jersey (“Building”).

In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Agreement may be relied upon by Landlord and any prospective purchaser or present or prospective Encumbrance holder, Tenant certifies and confirms the following:

(a)	The Lease Commencement Date is , 20 .

(b)	The Expiration Date is , 20 .

Except for those terms expressly defined in this NLT, all initially capitalized terms will have the meanings stated for such terms in the Lease.

EXECUTED THIS      DAY OF                      20    .

TENANT

PINNACLE FOODS GROUP LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:
Name
Title:

LANDLORD

WOODCREST ROAD ASSOCIATES, L.P., A PENNSYLVANIA LIMITED PARTNERSHIP

By:	Behringer Harvard Woodcrest I, LLC, a Delaware limited liability company, Its general partner

By:
Name
Title:

D- 1

EXHIBIT E – WORK LETTER

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

1. Preliminary. This Work Letter governs the finish out/refurbishment by Tenant of the Premises. Except for the funding of the Tenant Allowance (hereinafter defined), Landlord has no obligation to make any modifications, alterations or improvements to the Premises, the Building or the Project, or contribute to the cost of the Tenant Improvements (hereinafter defined) or any other alterations or improvements desired by Tenant to the Premises, as a condition to the occurrence of the Lease Commencement Date, or Tenant’s obligations under this Lease. Completion of the Tenant Improvements is not a condition to this Lease or Tenant’s obligations to pay Rent commencing on the Lease Commencement Date.

2. Definitions. All capitalized terms not defined herein shall have the meanings set forth for such terms in the Lease to which this Exhibit is attached. In addition to other terms defined herein, the following terms shall have the meanings set forth below:

(a) “Architect” shall mean Gensler, or such other party Tenant chooses to replace Gensler, such replacement to be subject to Landlord’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed).

(c) “Construction Costs” shall mean all hard and soft costs incurred or accrued prior to the Lease Commencement Date for construction of the Tenant Improvements in accordance with the Final Plans, including, without limitation, the costs of labor and materials, construction drawings, permits, demolition, professional services, consulting services, data cabling, related taxes and insurance costs, furniture, fixtures, equipment and Landlord’s construction oversight fee set forth in §8, below.

(d) “Final Plans” shall mean complete sets of plans and specifications, prepared at Tenant’s cost, for the Tenant Improvements, which have been reviewed and signed by Landlord and Tenant and accepted by both as constituting the complete and final plans for the Tenant Improvements. The Final Plans shall include working drawings identifying the interior layout of the Premises (including complete sets of architectural, structural, mechanical, electrical and plumbing working drawings for any and all improvements to be constructed in the Premises) and shall show the full detailed scope of all work to be performed in the Premises.

(e) “Tenant Improvements” shall mean the improvements to be constructed within the Premises, as described in the Final Plans.

(f) “Preliminary Plans” shall mean the space plans for the Tenant Improvements prepared by the Architect.

(g) “Tenant Allowance” shall mean the lesser of the following: (i) the total of all Construction Costs, or (ii) an amount equal to Forty-Five Dollars ($45.00) per RSF in the Premises.

(h) “Space Planning Allowance.” Landlord shall pay an amount up to $0.10 per RSF in the Premises towards Tenant’s Premises planning and test fit-up costs for the Tenant Improvements. The Space Planning Allowance shall be in addition to the Tenant Allowance.

2. Preliminary Plans.

(a) Preparation and Delivery. Unless the Preliminary Plans are attached to this Work Letter as EXHIBIT E-1, then on or before the tenth (10th) day following the Delivery Date (such date is referred to herein as the “Preliminary Plans Delivery Deadline”), Tenant shall deliver to Landlord the Preliminary Plans depicting improvements to be installed in the Premises.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Preliminary Plans within a reasonable time following Tenant’s submission thereof. If Landlord disapproves of such Preliminary Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such Preliminary Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Preliminary Plans. This process shall be repeated until the Preliminary Plans have been finally approved by Landlord and Tenant.

3. Final Plans. As soon as is commercially reasonable following the approval of the Preliminary Plans, Tenant shall submit to Landlord a proposed set of Final Plans for approval by Landlord. Landlord’s approval of such proposed Final Plans shall not be unreasonably withheld, conditioned or delayed, unless such are inconsistent with the approved Preliminary Plans or reveal a Design Problem, in which event Landlord may disapprove of the Final Plans in its sole discretion. As used herein, a “Design Problem” means a condition that results, or may result, from the Final Plans that are proposed that, if implemented: (1) does or would not comply with applicable laws; (2) does or would not meet or exceed Building Standard; (3) would exceed the capacity, adversely affects, is incompatible with, or impairs Landlord’s ability to maintain, operate, alter, modify or improve the Building; (4) would affect the exterior appearance of the Building or Common Areas; (5) would affect the Base Building, (6) violates any agreement affecting the Building; (7) costs materially more to demolish than Building Standard materials (unless Tenant is required or agrees to pay the cost thereof); (8) violates any insurance regulations or standards for a fire-resistive office building; or (9) locates any equipment, wiring, cabling or conduit or Tenant’s Personal Property on the roof of the Building or in Common Areas (e.g., areas of the Building intended for the common benefit of all tenants thereof). Landlord shall advise Tenant of Landlord’s approval or disapproval of the proposed Final Plans within seven (7) days after Landlord’s receipt of the proposed Final Plans. If Landlord disapproves any aspect of the proposed Final Plans, Landlord shall so notify Tenant and specify how any such disapproved item may be made acceptable to Landlord. The proposed Final Plans shall then be revised and re-submitted to Landlord and Landlord and Tenant shall agree upon and sign the Final Plans on or before April 15, 2010. The proposed Final Plans will be deemed to be complete and become the Final Plans upon execution thereof by Landlord and Tenant, and thereupon such Final Plans shall be deemed to be a part of this Lease and incorporated into this Lease by reference. Approval by Landlord of the Final Plans shall not be a representation or warranty of Landlord that such plans are adequate for any use, purpose, or condition, or that such plans comply with any applicable law or code, but shall merely be the consent of Landlord to the Final Plans. All changes in the Final Plans must receive the prior written approval of Landlord as indicated above, and in the event of any such approved change, Tenant shall, upon completion of the Tenant Improvements, furnish Landlord with accurate record drawings (in CADD file format) of the Tenant Improvements as constructed.

4. Construction of Tenant Improvements. Upon approval of the Final Plans and selection of a general contractor acceptable to Landlord (such acceptance not to be unreasonably withheld, conditioned or delayed), Tenant shall promptly execute a contract with the general contractor which identifies the Final Plans and itemizes the Construction Costs to be paid thereunder. Thereafter, Tenant shall cause the Tenant Improvements to be constructed in a good and workmanlike manner and in compliance with the Final Plans and all applicable governmental laws, rules, regulations and requirements. Landlord shall fully cooperate with Tenant in obtaining all necessary permits, licenses and certificates necessary for the installation of the Tenant Improvements.

5. Contractors. Construction of the Tenant Improvements shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All such contractors and subcontractors shall be required to comply with all reasonable rules and regulations established by Landlord. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably request. Certified copies of the policies evidencing such insurance, with paid receipts therefore, must be received by Landlord before the work is commenced. Landlord and Tenant hereby agree on the following specified subcontractors: (a) Devine Bros., Inc. shall be the subcontractor engaged to perform “air balancing” of the HVAC system serving the Building and (b) either Millstat or Oliver Sprinkler Co., Inc. shall be the subcontractor engaged to perform any adjustments to fire control or safety systems in the Building. In addition, Landlord shall have the right to designate the subcontractor which will be engaged to perform any electrical work necessary to complete the Tenant Improvements, subject to Tenant’s approval, which approval shall not be unreasonably withheld or delayed.

This approval of Tenant’s contractors shall: (i) be without liability to or recourse against Landlord, (ii) not constitute any warranty by Landlord regarding the adequacy, professionalism, competence, or experience of all or any of the approved contractors, and (iii) not be construed to relieve Tenant from obtaining the express written consent of Landlord to any additional contractors or subcontractors or any replacement contractors or subcontractors.

6. Additional Construction Requirements. Tenant shall, and as appropriate shall cause its contractors to, comply with the following additional terms and conditions. Such shall, as appropriate be included in each construction contract and subcontract and all are additional “Contract Requirements”:

(a) Tenant’s General Contractor and all subcontractors shall comply at all times with the Landlord’s rules and regulations for contracted services in the Building.

(b) Prior to any entry onto the Building, Tenant’s General Contractor and all subcontractors shall have provided to Landlord certificates of insurance, in form and amount reasonably satisfactory to Landlord, insuring Landlord against any and all liability for personal injury, including workers’ compensation claims and for property damage that may arise out of or be in any manner connected with the Tenant Improvements and such other insurance as Landlord then requires for contractors.

(c) All building stock that is available and to be supplied by Landlord must be established and agreed to prior to commencement of construction.

(d) Neither Tenant nor any of Tenant’s contractors or subcontractors shall commence actual construction of any of the Tenant Improvements until Tenant has obtained and provided Landlord with copies of all building permits necessary for the commencement thereof.

(e) Landlord must have a copy of the preliminary work schedule prior to the start of the Tenant Improvements.

(f) Landlord must receive a complete sub-contractors list prior to the start of the Tenant Improvements.

(g) Tenant or General Contractor shall file a Notice of Completion (or equivalent) after the Tenant Improvements are completed, if this is a customary or required procedure in the municipality in which the Building is located.

(h) Tenant will not permit any mechanics or materialmen’s lien claims to be filed against the Building, and will cause any such lien claims to be bonded around or released of record to Landlord’s reasonable satisfaction, and any breach hereof shall be a Default under this Lease.

As appropriate, the above terms of this Paragraph 6 shall be incorporated into the construction contract with Tenant’s General Contractor.

7. Payments by Landlord. Subject to this § 7, Landlord will reimburse Tenant for Construction Costs actually paid by Tenant, up to the amount of the Tenant Allowance, within thirty (30) days after receipt of a request therefor. Tenant shall have sole responsibility for paying all Construction Costs in excess of the Tenant Allowance. As a condition precedent to each disbursement made by Landlord to Tenant (which will be made no more frequently than monthly), each of the following requirements must be satisfied:

(a) Tenant shall deliver to Landlord receipted bills evidencing that the Construction Costs for which Tenant is requesting reimbursement have been paid by Tenant.

(b) Tenant shall procure and deliver to Landlord executed releases and waivers (full or partial, as applicable) of mechanic’s liens from all parties providing labor and materials in connection with the construction of improvements in the Premises.

(c) Intentionally Omitted.

(d) Tenant shall not be in default under this Lease (including this Exhibit), nor shall any event or circumstance exist which with the giving of notice or the passage of time, or both, would constitute a default under this Lease.

(e) Landlord shall have received from Tenant such other instruments, evidence and certificates as Landlord may reasonably require.

8. Disbursement Date. The Tenant Allowance must be requested by the Tenant within one hundred fifty (150) days following the Lease Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto. In no event will Tenant be entitled to payment of or credit for any portion of the Tenant Allowance not used to pay Construction Costs.

9. Construction Oversight. Landlord or its Affiliate or agent shall oversee the Tenant Improvements, make disbursements required to be made to Tenant, and coordinate the relationship between the Tenant Improvements, the Building and the Mechanical Systems. In consideration for Landlord’s construction oversight services, Tenant shall pay to Landlord or its designee a construction oversight fee equal to Thirty Thousand Dollars ($30,000.00), which fee will be charged against the Tenant Allowance.

10. Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows:

Landlord’s Representative:	Behringer Harvard
c/o Monica White
30 South 17th Street, Suite 215
Philadelphia, Pennsylvania 19103
Telephone: 215.523.5823
Facsimile: 215.523.5830

Tenant’s Representative:	Jones Lang LaSalle

400 Interpace Parkway
Parsippany, New Jersey 07054
Attn: Julio Villavicencio

All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Either party may change its representative under this Work Letter at any time by giving written notice to the other party delivered in accordance with the notice provisions of this Lease.

11. Conflicts. This Work Letter is intended to govern only with respect to the Tenant Improvements and does not supersede or replace any terms or provisions of this Lease governing alterations or improvements by Tenant. To the extent of any conflict between this Work Letter and this Lease in such respect, this Work Letter shall govern with respect to the Tenant Improvements.

12. Miscellaneous. Capitalized but undefined terms used in this Work Letter shall have the same meaning as set forth for such terms in this Lease.

EXHIBIT E-1 – PRELIMINARY PLANS

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

E-1-1

EXHIBIT F – PARKING

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

(1) During the initial Term of this Lease, and any extension thereof, Landlord shall provide to Tenant access to the number of parking spaces set forth in §1.1(p) at no charge to Tenant. All of such parking spaces shall be unreserved spaces in the surface parking area (“Parking Area”) for the Building and Landlord will issue to Tenant one (1) parking permit for each parking space. Prior to issuance of the parking permits, Tenant must deliver to Landlord a list of automobile license numbers of Tenant’s employees who will be using the permits. If any permit is lost, damaged or not returned to Landlord on request, payment of replacement fee must be delivered to Landlord before a replacement permit is issued to Tenant. Tenant shall not have the right to lease or otherwise use more parking spaces than the number set forth in the Basic Lease Provisions, unless otherwise agreed to in writing by Landlord and Tenant.

(2) Tenant’s parking spaces may be used only by Tenant’s employees to park insured, registered passenger motor vehicles only. Tenant’s access to the spaces shall be on a non-exclusive, first-come first-served basis. All Tenant parties must comply with all traffic, security, safety, and other rules and regulations promulgated from time to time with respect to the Parking Area. Landlord will designate a section of the Parking Area for parking by Tenant’s guests and visitors in the area depicted on EXHIBIT F-1 attached hereto.

(3) Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Area. Except as caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Area or automobiles or other property thereon, it being agreed that, to the fullest extent permitted by law, the use of the Parking Area and the spaces shall be at the sole risk of Tenant and its employees.

(4) Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Parking Area, the spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(5) Tenant shall not store or permit its employees to store any automobiles on the Parking Area without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located on the Parking Area or on the Property. If it is reasonably necessary for Tenant or its employees to leave an automobile on the Parking Area overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

(6) Landlord shall have the right to temporarily close the Parking Area or certain areas thereon in order to perform necessary repairs, maintenance and improvements to the Parking Area. In such event, Landlord will make available alternative parking on site on a space for space basis.

(7) Tenant shall not assign or sublease any of the spaces without the consent of Landlord. Landlord shall have the right to terminate the parking agreement with respect to any spaces that Tenant desires to sublet or assign.

F-1

(8) For each parking space covered under this Lease, Tenant will have one (1) parking permit which may be evidenced and controlled by a parking sticker or other mechanism, device or system specified by Landlord from time to time. With respect to such permits, Tenant covenants and agrees as follows:

(i)	Only one (1) vehicle per permit shall have access to the Parking Area.

(ii)	Tenant shall at all times maintain with Landlord a list of permits held by Tenant, which list shall be in form, scope, and substance reasonably satisfactory to Landlord, and shall identify each individual to whom a permit has been issued, the vehicle used by such individual, and the license plate number of such vehicle.

(iii)	Tenant shall immediately report to Landlord any lost permit, and Tenant shall pay Landlord’s then current charge for replacement permits. Tenant shall be charged for each permit which is not surrendered to Landlord at the time such surrender is required hereunder.

(iv)	Tenant shall be responsible for any damage to the Parking Area caused by any person using a permit which has been issued to Tenant.

(v)	In the event of unauthorized or improper use of a permit, as determined by Landlord in its sole judgment, Landlord may: (i) withdraw the permit and terminate Tenant’s right to use the permit, all without terminating or otherwise affecting tenant’s responsibilities, obligations, and liabilities under this Lease; and/or (ii) exercise any of Landlord’s other rights and remedies against Tenant arising from a Default under this Lease. Notwithstanding the foregoing, however, if such unauthorized or improper use of a permit is made by an employee of Tenant without Tenant’s knowledge, consent, or approval, then such employee may be barred by Landlord from using the permit and any parking spaces on the Parking Area, and Landlord may permit Tenant to reissue the permit to another employee of Tenant subject to the provisions of this parking agreement.

(vi)	Each permit shall at all times remain the property of Landlord, and Tenant shall surrender all permits to Landlord immediately upon termination of this Lease.

(9) Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs, and expenses (including, but not limited to, attorneys’ fees and court costs) arising or alleged to arise out of the use of any parking permit issued hereunder. If any of the parking spaces covered by the permits provided to Tenant hereunder become unavailable for use by Tenant at any time or from time to time during the Term of this Lease, whether due to casualty or any other cause, any charges hereunder with respect to the applicable permits shall abate until such spaces again become available for use by Tenant, but otherwise this Lease shall continue in full force and effect.

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EXHIBIT F-1 – VISITORS PARKING AREA

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

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EXHIBIT G – INTENTIONALLY OMITTED

G-1

EXHIBIT H – EXTENSION OPTIONS

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

A. Subject to the terms of this EXHIBIT H and provided that at the time that Tenant exercises an option to extend the Term and upon the commencement of the resulting Extended Term (defined below), no uncured monetary default or material breach by Tenant exists, Tenant may extend the Term for up to two (2) additional periods of five (5) years each (any such period being referred to herein as an “Extended Term”) only by, in each case, delivering written notice of the exercise thereof to Landlord not earlier than 365 days, and not later than 270 days, before the expiration of the then-existing Term. The Base Rent payable during any such Extended Term shall be ninety-five percent (95%) of the Prevailing Fair Market Rate. For purposes of this EXHIBIT H, the term “Prevailing Fair Market Rate” shall mean the Base Rent rate per RSF as agreed to by Landlord and Tenant pursuant to the provisions set forth below, to be charged as of the commencement date of the applicable Extended Term for each year of such Extended Term, taking into consideration the base rent rates for extensions or renewals of leases in other multi-tenant office buildings of comparable size, age and quality in the Cherry Hill, New Jersey area (“Comparable Buildings”), including the Building, and taking into consideration the amenities available, the length of the lease term, the creditworthiness of the tenant, the rent structure of the subject lease, any rent abatement provisions, allowances or other inducements, commissions and other generally applicable conditions of tenancy for such extension or renewal transactions in Comparable Buildings. If, in determining the applicable Prevailing Fair Market Rate, rent abatement provisions, allowances, or other economic inducements or concessions are granted as outlined above, Landlord and Tenant may elect any of the following: (i) to grant/receive some or all of such economic concessions in the form as described above (e.g., as abated rent and/or an improvement allowance), or (ii) to adjust the Prevailing Fair Market Rate to be an effective base rental rate which takes into consideration the total dollar value of such economic concessions (in which case the economic concessions evidenced in the effective base rental rate shall not be granted to Tenant). Within thirty (30) days after receipt of a notice to extend, Landlord shall deliver to Tenant written notice of the Prevailing Fair Market Rate and shall advise Tenant of the proposed adjustment to Base Rent, if any. Tenant shall, within twenty (20) days after receipt of Landlord’s notice, notify Landlord in writing (“Tenant’s Notice”) that (i) Tenant accepts Landlord’s determination of the Prevailing Fair Market Rate, or (ii) Tenant rejects Landlord’s determination of the Prevailing Fair Market Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Fair Market Rate, then the parties are bound to extend the Term and, within thirty (30) days following such notice, Landlord and Tenant shall execute an amendment to this Lease (provided that the failure to cause to be prepared or to execute such amendment shall not affect the parties obligations regarding such extension) extending the Term for the applicable Extended Term on the same terms and provisions of this Lease in effect on the last day of the then-current Term, except as follows:

(1)	Base Rent for the Extended Term shall be adjusted (if necessary) to ninety-five percent (95%) of the Prevailing Fair Market Rate and shall include a new base year, such base year to be the calendar year in which the applicable Extended Term commences;

(2)	The Term of this Lease shall be deemed to include the Extended Term;

(3)	Except as provided in this EXHIBIT H, Tenant shall have no further renewal or extension option unless expressly granted by Landlord in writing;

(4)	Tenant shall accept the Premises for the Extended Term in their then-current “AS IS, WHERE IS, WITH ALL FAULTS” condition, with no allowances, rent abatement or other tenant inducements except as may be expressly agreed to in writing by Landlord and Tenant in the determination of the Prevailing Fair Market Rate, as set forth above.

B. If Tenant fails to timely provide Tenant’s Notice, time being of the essence and a material consideration with respect thereto, any available extension option shall terminate and Tenant shall have no right to extend this Lease. If Tenant timely delivers a Tenant’s Notice rejecting Landlord’s determination of the Prevailing Fair Market Rate, Landlord and Tenant shall in good faith negotiate the Prevailing Fair Market Rate for a period of twenty (20) days. If the parties agree on the Prevailing Fair Market Rate within such twenty-day period, then the parties shall be bound thereby and shall execute an amendment as set forth above. If the parties are unable to agree on the Prevailing Fair Market Rate during such twenty day period, then the Prevailing Fair Market Rate for the subject Extended Term will be determined as follows:

(1)	Within ten (10) days after the expiration of the twenty day period, Landlord and Tenant shall each shall select a professional licensed commercial real estate broker of its choice, and give the other party written notice of such broker’s name, address and telephone number. If either party fails to timely deliver to the other party written notice of such party’s selected broker, such party shall have no further right to select a broker and the determination of the Prevailing Fair Market Rate by the single broker selected shall be determinative for purposes hereof;

(2)	The two selected brokers shall attempt to mutually determine the Prevailing Fair Market Rate for each year of the Extended Term and if the two (2) selected brokers agree on the Prevailing Fair Market Rate, then the Prevailing Fair Market Rate for each such year shall be as determined by the two (2) selected brokers. If the two (2) selected brokers cannot agree on the Prevailing Fair Market Rate within thirty (30) days after their appointment, then the two (2) selected brokers shall immediately select another, neutral broker and shall furnish Landlord and Tenant written notice of such broker’s name, address and telephone number. Each of the three (3) selected brokers shall then individually determine Prevailing Fair Market Rate (considering the criteria described above) and the Prevailing Fair Market Rate shall be the average of the closest two (2) of the three (3) determinations of the Prevailing Fair Market Rate for the Extended Term;

(3)	If the procedure set forth above is implemented, and if for any reason whatsoever the Prevailing Fair Market Rate has not been finally determined prior to the commencement of the subject Extended Term, then the Prevailing Fair Market Rate initially estimated by Landlord shall be the Prevailing Fair Market Rate for all purposes under the Lease until such time as the Prevailing Fair Market Rate is finally determined as set forth above, and Landlord and Tenant shall, by appropriate payments or credits to the other, correct any overpayment or underpayment which may have been made prior to such final determination;

(4)	Each of the selected brokers hereunder (including the third appointed broker, if applicable) shall by profession be a licensed real estate broker who has had, within the immediately preceding fifteen (15) years, at least ten (10) years of commercial office building leasing experience and who has negotiated to full execution at least ten (10) commercial office leases of at least 10,000 RSF each in the market area within the two (2) year period ending upon the then current Expiration Date and who does not have a conflict of interest in representing either Landlord or Tenant and who is not concurrently involved in a transaction in which a commission, fee or other compensation is anticipated to be payable to such broker by a party hereto. Neither Landlord nor Tenant shall consult with such broker as to his or her opinion as to the Prevailing Fair Market Rate prior to the appointment.

(5)	Landlord and Tenant shall each bear the cost of their own broker and attorneys in connection with the determination of the Market Rate. The cost of the third broker shall be shared equally by Landlord and Tenant.

C. “Less Than All” Extension Option. Tenant may exercise an extension option under this EXHIBIT H as to less than all of the then-existing Premises upon the following conditions:

(1)	As part of Tenant’s notice to Landlord exercising Tenant’s extension option, Tenant shall notify Landlord that Tenant is exercising such extension option as to less than all of the then-existing Premises and shall designate in said notice the portion of the Premises as to which the Term is being extended thereby (the “Extension Premises”);

(2)	If Tenant requests that the Extension Premises include space that is less than all of the Premises, the remaining space formerly leased by Tenant must be in a configuration that is reasonably acceptable to Landlord and must comply with all applicable building and fire codes and all other laws, or, Tenant must pay all reasonable costs and expenses to put said remaining space in compliance with all applicable building and fire codes and all other laws. Tenant must also pay all reasonable costs and expenses to demise any such Extension Premises;

(3)	The Base Rent and all other terms and provisions for the lease of the Extension Premises during the applicable Extended Term shall be determined pursuant to the provisions set forth above in this EXHIBIT H;

(4)	The amendment to this Lease to be executed by Landlord and Tenant extending the Term, as provided above, shall also contain provisions reducing the size of the Premises to include only the Extension Premises and make appropriate adjustments to Tenant’s Share, the number of parking spaces to which Tenant is entitled, the submetering of Tenant’s electricity use in the Extension Premises and/or Landlord’s billing to Tenant for Tenant’s electricity use or for Tenant’s Share of Building electricity use, and other matters affected thereby; and

If Tenant extends the Term as to less than all of the Premises, (such portion of the Premises that does not constitute part of the Extension Premises being sometimes herein referred to as the “Non-Extended Premises”), the Term of this Lease as to the Non-Extended Premises shall cease and terminate upon expiration of the Term ending immediately before the commencement date of such Extended Term, and Tenant shall vacate and surrender the Non-Extended Premises in the condition required under §3.3 of this Lease.

D. Tenant’s rights under any available Extension Option shall terminate if this Lease or Tenant’s right to possession of the Premises is terminated. Tenant’s rights under this EXHIBIT H are personal to the original Tenant under this Lease, and may not be transferred or assigned, in whole or in part, to any third party by assignment (unless assigned to a succeeding company by way of merger or acquisition of Tenant by said succeeding company), subletting or otherwise, except pursuant to an assignment of Tenant’s entire right, title and interest under this Lease to a Permitted Transferee, without the prior written consent (which consent may be given or denied in accordance with Article 13 of this Lease) of Landlord, and any attempted assignment or transfer in violation hereof shall be null and void and of no force and effect.

EXHIBIT I – RIGHT OF FIRST OFFER

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

A. Landlord hereby grants to Tenant the option to lease, upon the terms set forth herein, Offer Space which becomes available for leasing during the initial Term or any Extended Term of this Lease, prior to leasing such space to another party. Tenant’s Right of Offer is subject and subordinate to any existing rights of current tenants or occupants of the Building holding any rights of expansion or first offer or refusal or similar rights as to the Offer Space (“Superior Rights”).

B. This Right of Offer is applicable to all office space in the Building available or coming available from time to time (the “Offer Space”). The term “Designated Offer Space” shall refer to all or any portion of the Offer Space which is offered to Tenant in an Offer Notice (hereinafter defined).

C. The Offer Space or a portion thereof shall be deemed to be “available for leasing” when Landlord is prepared, in its sole and absolute discretion, to offer to lease such space to bona-fide third parties other than the then-current tenant or occupant thereof or other parties holding Superior Rights.

D. Prior to Landlord’s entering into a lease for all or any portion of the Offer Space which is available for leasing, Landlord shall give Tenant a written notice (the “Offer Notice”) setting forth (i) the location and RSF of the Designated Offer Space, (ii) the Offer Terms (hereinafter defined), and (iii) the availability date (the “Designated Offer Space Commencement Date”). Landlord may send an Offer Notice as to any Offer Space no earlier than one hundred eighty (180) days prior to the expiration of the initial term of the then-existing lease of such Offer Space.

E. As used herein, “Offer Terms” shall mean, collectively, (i) the Prevailing Market Terms for the applicable Designated Offer Space, and (ii) 95% of the Prevailing Fair Market Rate for the Designated Offer Space. As used in this Exhibit, the term “Prevailing Fair Market Rate” shall mean the base rental rate as of the Designated Offer Space Commencement Date being paid by tenants in connection with lease expansion transactions in the Building and in multi-tenant office buildings of comparable quality, condition and age as the Building in the Cherry Hill, New Jersey area, for space of approximately the same size and quality as the Designated Offer Space and taking into consideration the amenities available, the length of the lease term, the quality and condition of the existing improvements in the subject premises, the creditworthiness of the tenant, the rent structure of the subject lease, any abatement provisions, concessions or other inducements, including provisions for a new base year, such base year to be the calendar year in which the Designated Offer Space Commencement Date commences, commissions and other generally applicable conditions of tenancy for such transactions in the Cherry Hill, New Jersey area. As used herein, “Prevailing Market Terms” shall mean Landlord’s estimate of the availability, extent and amount of any allowances, tenant concessions and leasing commissions for lease expansion transactions in the Building and in the Cherry Hill, New Jersey area, taking into consideration all of the market factors set forth in the immediately preceding sentence in connection with the Prevailing Fair Market Rate. It is specifically understood by the parties that the Prevailing Fair Market Rate and the Prevailing Market Terms are the market rate and terms for a lease expansion transaction and not the market rate or terms being quoted or charged for an initial lease term.

F. Tenant’s right to lease the Designated Offer Space on the Offer Terms shall be exercisable only by written notice (the “Acceptance Notice”) from Tenant to Landlord delivered not later than fifteen (15) days after the delivery date of the Offer Notice, time being of the essence and being a material condition of the exercise of this Right of Offer. Once the Tenant delivers the Acceptance Notice to Landlord, both parties will be bound to lease the Designated Offer Space, on terms and conditions as set forth herein. During the fifteen-day period, Tenant may notify Landlord that Tenant does not agree with the Prevailing Market Terms set forth in the Offer Notice, in which case the parties shall use commercially reasonable efforts during the remainder of such fifteen-day period to attempt to agree in writing on the Prevailing Market Terms. Tenant may not elect to lease less than the entire Designated Offer Space described in an Offer Notice. If Tenant does not timely exercise such right to lease the Designated Offer Space, time being of the essence with respect thereto, then Landlord shall have the right thereafter to lease the Designated Offer Space to another prospective third-party tenant on any terms in Landlord’s sole and absolute discretion, and Tenant will have waived all further rights to the Designated Offer Space; provided that if, after Tenant waives its rights to the Designated Offer Space, Landlord desires to lease the Designated Offer Space to a prospective third-party tenant (other than pursuant to a Superior Right) on materially more beneficial terms than the Offer Terms provided in the Offer Notice, Landlord shall re-offer the Designated Offer Space to Tenant pursuant to this Exhibit prior to leasing the Designated Offer Space to the prospective third-party tenant. For purposes of this Exhibit, the term “materially more beneficial terms” means an effective rental rate (taking into account amortization of allowances and rent credits on a straight line basis over the applicable term) which is ninety five percent (95%) or less than the effective rental rate set forth in the Offer Notice.

If Landlord leases the Designated Offer Space to another party after Tenant waives its rights to the Designated Offer Space, and the Designated Offer Space again becomes available for leasing while this Right of Offer is still in effect, then Landlord shall offer the Designated Offer Space to Tenant pursuant to the terms of this Exhibit before leasing same to a prospective third-party other than a party holding a Superior Right. If Tenant waives its rights to Designated Offer Space, and Landlord subsequently leases such space to a third party pursuant to a lease which a) grants an extension or renewal option, or b) provides for an expansion, right of refusal, right of offer, or other preferential right to lease some or all of the remaining Offer Space, then such options and rights shall thereafter be deemed Superior Rights and shall be superior to Tenant’s rights under this Exhibit.

G. Landlord’s obligation to offer any Designated Offer Space to Tenant, and Tenant’s right to lease such Designated Offer Space is subject to the following conditions (unless waived in writing by Landlord):

(1) This Lease must be in full force and effect on the date on which Tenant exercises its Right of Offer to lease the Designated Offer Space and on the date which would otherwise be the applicable Designated Offer Space Commencement Date;

(2) Tenant must not be in default or breach of this Lease, either on the date Tenant exercises its Right of Offer to lease the Designated Offer Space or on the date which would otherwise be the applicable Designated Offer Space Commencement Date;

(3) Tenant shall not have assigned this Lease or sublet all or any portion of the Premises, and Tenant shall be in occupancy of the entire Premises; and

(4) The Right of Offer shall not be effective or available during the last twenty-four (24) months of the then-existing Term (regardless of whether during the initial Term or any applicable Extended Term) unless Tenant has previously exercised an Extension Option set forth in EXHIBIT H.

H. If Tenant has validly exercised its option to lease the Designated Offer Space, then effective as of the applicable Designated Offer Space Commencement Date, the Designated Offer Space shall be included in the Premises, subject to all of the then-applicable, executory terms, conditions and provisions of this Lease except that:

(1) The Offer Terms shall be incorporated into this Lease in connection with the Designated Offer Space;

(2) The RSF of the Premises shall be increased by the RSF of the Designated Offer Space, and the RSF of the Premises, as so increased, shall be used in calculating the increases in Tenant’s Share;

(3) The term with respect to the Designated Offer Space shall commence on the applicable Designated Offer Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Term of this Lease, including any extension or renewal thereof, unless otherwise agreed to in writing by each of Landlord and Tenant, each in their absolute discretion;

(4) The Designated Offer Space Commencement Date shall be the date which is the earlier of (i) the day that Tenant first conducts business in any portion of the Designated Offer Space, or (ii) sixty (60) days after the day that Landlord delivers the Designated Offer Space to Tenant for purposes of constructing tenant improvements therein; and

(5) The Designated Offer Space shall be rented in its “AS-IS, WHERE-IS, WITH ALL FAULTS” condition as of the date of Landlord’s delivery to Tenant of the Designated Offer Space, unless otherwise agreed to in writing by each of Landlord and Tenant, each in their absolute discretion.

I. If Landlord fails to deliver possession of the Designated Offer Space to Tenant on the date therefor set forth in the Offer Notice because of any act or occurrence, including without limitation the holding over of any tenants or occupants beyond the expiration of their lease terms, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Term either as to the Designated Offer Space or the balance of the Premises; provided, however, that under such circumstances, (i) Landlord shall make commercially reasonable efforts to obtain possession of the Designated Offer Space and (ii) the Designated Offer Space Commencement Date shall not occur until 120 days after Landlord is able to deliver possession of the applicable Designated Offer Space to Tenant for purposes of constructing tenant improvements therein.

J. Upon the valid exercise by Tenant of its option to lease Designated Offer Space, Landlord and Tenant shall promptly enter into a written amendment to this Lease reflecting the terms, conditions and provisions applicable to the Designated Offer Space, as determined in accordance herewith.

K. If any Offer Space is leased to Tenant other than pursuant to the Right of Offer described herein, then such Offer Space shall thereupon be deleted from this Right of Offer.

L. Tenant’s rights under this Exhibit are personal to the original Tenant named in this Lease, and may not be transferred or assigned, in whole or in part, to any third party by assignment (unless assigned to a succeeding company by way of merger or acquisition of Tenant by said succeeding company), subletting or otherwise, and any attempted assignment or transfer in violation hereof shall be null and void and of no force and effect.

EXHIBIT J – LETTER OF CREDIT

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

1. Delivery of Letter of Credit. As a condition precedent for Landlord entering into this Lease, in order to secure compliance and performance by Tenant of all of the terms and conditions of this Lease, concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord a Letter of Credit in a face amount of One Million Dollars ($1,000,000.00) (the “LOC Amount”) meeting the requirements of this Exhibit.

2. Form of Letter of Credit. The Letter of Credit shall: (i) be issued by (and at all times be drawable upon) a federally insured national bank approved by Landlord in its reasonable discretion; (ii) be an irrevocable and unconditional standby Letter of Credit issued in the full amount of the required LOC Amount; (iii) be issued in the name of Landlord as beneficiary; (iv) have an initial term commencing on the date of issuance and ending no earlier than the first (1st) anniversary of this Lease Commencement Date; (v) state on its face that, notwithstanding the stated expiration date, the term of the Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the issuing bank shall have given written notice to Landlord, by certified mail, return receipt requested that the Letter of Credit will not be renewed; (vi) have a final expiration date of not less than sixty (60) days after the Expiration Date (as such may be adjusted for renewals and extensions); (vii) expressly provide that Landlord (and/or its successors and assigns) is entitled to make one or more draws under the Letter of Credit upon delivery to issuer of a sight draft (a “Draft”) in a banking office of issuer in Dallas, Texas (or such other location as is approved by Landlord) and signed by a purported officer or authorized agent or representative of Landlord and certifying to the issuer that a Draw Event (hereinafter defined) has occurred and that Landlord is entitled to draw upon the Letter of Credit in the amount of the draft submitted therewith; (viii) allow partial draws by Landlord at its discretion from time to time; (ix) provide that the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy of the Draft or the authority of any person or party executing same and regardless of whether Tenant disputes the content of the Draft or the authority of any person or party executing same; (x) specifically provide that it may be transferred by Landlord, without cost to Landlord, to a subsequent owner of the Project (including a foreclosing mortgage lender) by written notice by the transferring Landlord/beneficiary to the issuer (with a copy to the Tenant), at which time the issuer of the Letter of Credit must be obligated to issue a new Letter of Credit on the identical terms to the transferee (naming the transferee as beneficiary) upon written request by such transferee and surrender of the previously issued Letter of Credit; (xi) remain in effect notwithstanding any assignment of this Lease or subletting by Tenant; (xii) be subject to the International Standby Practices 1998 (or such other recognized standards as Landlord may elect), and (xiii) otherwise be in a form satisfactory to Landlord in its reasonable discretion.

3. Reduction of LOC Amount. Provided that this Lease is then in full force and effect and that there then exists no Default or any event that if uncured with the passage of time would result in the occurrence of a Default and no Draw Event has occurred, the LOC Amount shall be reduced by $500,000 on the first day of the 25th Month of the Term and by $250,000 on the first day of the 61st Month of the Term (each such date being herein referred to as a “Reduction Date”), such that the LOC Amount shall be $250,000 from the second day of the 61st Month of the Term through the Expiration Date. If on an applicable Reduction Date there then exists any Default or a Draw Event has occurred, the LOC Amount shall not be reduced; however, if Tenant cures the Default in question, then the scheduled Reduction Date shall occur on the date of such cure. If Tenant is entitled to reduce the amount of the Letter of Credit pursuant to the provisions above, then upon Tenant’s written request to Landlord, Landlord agrees that it will promptly notify in writing the issuer of the Letter of Credit that the Letter of Credit may be reduced in the amount of the reduction so authorized. Such reduction shall occur by means of delivery by Tenant to Landlord of an amendment to the Letter of Credit reducing the amount thereof as directed by Landlord, or, at Tenant’s option, a substitute Letter of Credit in such reduced amount, in which latter event, the Letter of Credit then being held by Landlord will be returned to Tenant.

4. Extension/Replacement Letter of Credit. In the event that the expiration date of the Letter of Credit is earlier than the Expiration Date of this Lease, as such may be extended, then not later than sixty (60) days prior to the current expiration date of the Letter of Credit, Tenant shall cause the delivery to Landlord either of a new Letter of Credit meeting the conditions and requirements detailed in §2 above or an amendment to the existing Letter of Credit which provides that its expiration date is extended for a period of not less than one (1) year. If, as a result of any drawing upon the Letter of Credit, the balance secured by such Letter of Credit shall be less than the required LOC Amount, Tenant shall, upon demand, provide Landlord with additional letter(s) of credit which comply with the provisions of this Lease in an amount equal to restore such balance to the required LOC Amount. If the Letter of Credit is not timely renewed, or if a new Letter of Credit is not timely received by Landlord, or if Tenant fails to maintain such Letter of Credit in the amount and subject to the other terms set forth herein, Landlord shall have the right (in addition to Landlord’s other rights to draw upon the Letter of Credit under this Lease and without any requirement for notice to Tenant under any provision of this Lease or otherwise) to immediately present the Letter of Credit to the issuing bank, and draw any portion of or the entire amount of such Letter of Credit.

5. Draws Events. As used herein, a “Draw Event” shall mean each or any of the following occurrences: (i) Tenant has failed to comply with or perform under the terms and conditions of this Lease; (ii) a petition has been filed by or against Tenant commencing a case under Title 11 of the United States Code or other state or federal bankruptcy or insolvency laws, as amended or reenacted with the passage of time; or (iii) Tenant has failed to cause the delivery to Landlord of a new Letter of Credit or an amendment to the existing Letter of Credit, in form and substance acceptable to Landlord, extending the expiration date of the Letter of Credit for a period of not less than one (1) year, which amendment is received by Landlord not less than sixty (60) days prior to the expiration date of the Letter of Credit, as required under §3 above.

6. Proceeds. The proceeds of the Letter of Credit shall be held or applied by Landlord in its sole discretion, and the receipt by Landlord of proceeds of the Letter of Credit under one or more draws hereunder shall not relieve Tenant of any obligations to make installment or other payments of Rent under this Lease, or otherwise discharge or relieve the Tenant of compliance or performance of any terms and conditions under this Lease.

7. Letter of Credit an Independent Contract. Tenant acknowledges and agrees that the Letter of Credit shall constitute an independent contract between the issuing bank and Landlord, and the proceeds of any draws by Landlord under the Letter of Credit shall not constitute property of Tenant as debtor in any bankruptcy proceeding. Without limitation, neither the Letter of Credit nor any proceeds thereof shall constitute a security deposit under this Lease. The delivery of the Letter of Credit and/or exercise by Landlord of its rights thereunder shall not constitute liquidated damages or otherwise release, waive, or estop Landlord from asserting any and all claims, or exercising any and all rights and remedies Landlord has or may have with the passage of time under this Lease and applicable law. If a petition is filed by or against Tenant under the Bankruptcy Code or other state or federal bankruptcy or insolvency laws, as amended from time to time, then (i) Landlord shall have the right (in addition to Landlord’s other rights to draw upon the Letter of Credit and without the requirement for notice to Tenant under any provision of this Lease or otherwise) to immediately present such Letter of Credit to the issuing bank, in accordance with the terms hereof, and draw the entire amount of such Letter of Credit, which funds shall be held by Landlord and applied against Tenant’s obligations under this Lease provided that, at Landlord’s option, amounts drawn under the Letter of Credit shall be deemed to be applied first to the payment of Rent due Landlord for all periods prior to the filing of the petition.

8. Transfer of Letter of Credit by Landlord. In the event of a transfer of Landlord’s interest in this Lease, Landlord shall have the right to transfer the Letter of Credit to the transferee, without cost to Landlord, and thereupon Landlord shall, without any further agreement being required between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of such Letter of Credit by Landlord to any successor to Landlord’s interest under this Lease.

9. No Assignment by Tenant. Tenant shall not transfer, assign or otherwise encumber the Letter of Credit or any part thereof. Neither Landlord nor its successors or assigns will be bound by any such attempted assignment, transfer or encumbrance by Tenant. Notwithstanding the foregoing, Tenant shall be permitted to assign its interest in such Letter of Credit to an assignee of Tenant’s interest as lessee under this Lease expressly permitted under the terms of this Lease.

EXHIBIT K – SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

LOAN NO.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the      day of             , 20    , between Wachovia Bank, National Association, as Master Servicer on behalf of Bank of America, National Association, successor in interest to Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of March 1, 2006 for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, CD 2006-CD2 Commercial Mortgage Pass-Through Certificates (“Lender”), and                                 , a                                  (“Tenant”).

RECITALS

A. Tenant is the tenant under a certain lease (the “Lease”) dated                     , with                                                      , a                      (“Landlord”) or its predecessor in interest, of premises described in the Lease (the “Premises”) located in a certain [shopping center/office building/warehouse/industrial park/hotel] known as                                  located in                                  and more particularly described in Exhibit A attached hereto and made a part hereof (such [shopping center/office building/ warehouse/ industrial park/hotel], including the Premises, is hereinafter referred to as the “Property”).

B. This Agreement is being entered into in connection with a mortgage loan (the “Loan”) previously made to Landlord and currently held by Lender, secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt on and of the Property (the “Mortgage”) previously recorded with the registry or clerk of the county in which the Property is located (the “Registry”); and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) recorded with the Registry. The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents.”

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender.

Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

The Lease shall not be assigned by Tenant, modified, amended or terminated (except a termination that is permitted in the Lease without Landlord’s consent) without Lender’s prior written consent in each instance

Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

——————————
——————————
——————————

with a copy to:

——————————
——————————
——————————

If to Lender:

Bank of America, National Association, successor in interest to Wells Fargo Bank, N.A., as Trustee for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, CD 2006-CD2 Commercial Mortgage Pass-Through Certificates c/o Wachovia Bank, National Association
Commercial Mortgage Servicing
MAC D1100-090
201 S. College Street, 9th Floor
Charlotte, North Carolina 28244
Attention:	Asset Manager
Deal Name: CD 2006-CD2
Telecopier:	(704) 715-0036

The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Witness the execution hereof [under seal] as of the date first above written.

LENDER:

BANK OF AMERICA, NATIONAL ASSOCIATION, successor in interest to Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of March 1, 2006 (the “PSA”) for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, CD 2006-CD2 Commercial Mortgage Pass-Through Certificates

By:	Wachovia Bank, National Association, solely in its capacity as Master Servicer, as authorized under the PSA

By:
Name:
Title:

TENANT:

———————————————

By:
Name:
Title:

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

____________________, a __________ __________

By:
Name:
Title:

[ADD APPROPRIATE ACKNOWLEDGMENT]

STATE OF NORTH CAROLINA	)
	)	SS.
COUNTY OF MECKLENBURG	)

On                     , 20    , personally appeared the above named                     ,                      of WACHOVIA BANK, NATIONAL ASSOCIATION, acting in its authorized capacity as Master Servicer for and on behalf of BANK OF AMERICA, NATIONAL ASSOCIATION, successor in interest to Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of March 1, 2006 for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, CD 2006-CD2 Commercial Mortgage Pass-Through Certificates and acknowledged the foregoing to be the free act and deed of said association, before me.

—————————————
Notary Public
My commission expires:

STATE OF	)
	)	SS.
COUNTY OF	)

On                     , 200  , personally appeared the above named                     , the                     , of                      and acknowledged the foregoing to be the free act and deed of said                     , before me.

—————————————
Notary Public
My commission expires:

STATE OF	)
	)	SS.
COUNTY OF	)

On                     , 200    , personally appeared the above named                     , the                     , of                     and acknowledged the foregoing to be the free act and deed of said                     , before me.

—————————————
Notary Public
My commission expires:

EXHIBIT A

to SNDA

LEGAL DESCRIPTION

EXHIBIT L – BUILDING EXTERIOR SIGN

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

L-1

EXHIBIT M – MONUMENT SIGN

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

M-1

M-2

EXHIBIT N – JANITORIAL SPECIFICATIONS

Woodcrest Corporate Center

101 Woodcrest • Cherry Hill, New Jersey

TENANT SPACES:

DAILY - Night time coverage Monday through Friday.

1.	Empty waste receptacles, wipe clean and wash when necessary.

2.	Bag and remove all waste from receptacles.

3.	Replace trash liners as necessary.

4.	Empty and damp wipe all ashtrays

5.	Dust mop all composition floor surfaces.

6.	Dust ledges and other horizontal surfaces within 72” high including cabinets and telephones.

7.	Dust horizontal surfaces of desks, chairs, tables and other office Furniture.

8.	Dust baseboards as necessary.

9.	Thoroughly vacuum carpeted areas moving light furniture except desks, credenzas and file cabinets.

10.	Spot clean minor carpet stains.

11.	Spot clean marks next to light switches, doors and doorframes.

12.	Clean all entrance door frames and glass.

13.	Clean, polish and sanitize all drinking fountains.

WEEKLY:

1.	Spray and buff composition floor surfaces.

2.	Dust high partition ledges and molding above 72”.

3.	Damp wipe all telephones using antiseptically treated cloths.

4.	Remove all finger marks from doors, frames, wall partitions and light switches.

MONTHLY:

1.	Dust Blinds.

2.	Polish all desktops, conference room tables, credenzas – if tops are cleared.

QUARTERLY:

1.	Vacuum upholstered furniture.

2.	Dust air diffusers and vents.

3.	Strip and wax composition floor surfaces.

REST ROOMS:

DAILY – Night time coverage Monday through Friday.

1.	Sweep and dust mop floor surfaces.

2.	Wet mop floor surfaces with disinfectant.

3.	Dust horizontal surfaces within reach.

4.	Empty all waste and sanitary containers.

5.	Damp wipe, clean and refill all dispensers of soap, paper products and feminine products.

6.	Clean and polish all dispensers.

7.	Clean and polish mirrors, frames.

8.	Clean, disinfect and deodorize all lavatory fixtures (toilet seat on both sides).

9.	Clean and polish metal fixtures.

10.	Remove gum, tar and other foreign substances from floor surfaces.

11.	Report all mechanical deficiencies, dripping faucets, slopped up soap dispensers and toilets to building manager.

WEEKLY:

1.	Dust and wipe clean all partitions, dispensers, and receptacles, tile walls and wallpapered walls in all lavatories and restrooms.

2.	Clean and disinfect inside of waste and sanitary containers.

3.	Clean and polish chrome fixtures under wash basins.

4.	Wipe clean all shower walls, floors and doors.

MONTHLY:

1.	Full wash privacy partitions, doors, walls and tile walls and enamel surfaces.

2.	Machine scrub all restroom floors.

3.	Do all high dusting.

QUARTERLY:

1.	Dust diffusers and vents.

ELEVATORS:

DAILY - Night time coverage Monday through Friday.

1.	Vacuum all carpeted floor surfaces.

2.	Dust mop all composition floor surfaces.

3.	Wet mop all composition floor surfaces.

4.	Spot clean carpet stains.

5.	Clean and vacuum elevator door tracks.

6.	Clean and polish both sides of elevator doors.

7.	Clean vertical surfaces.

8.	Dust all horizontal surfaces.

9.	Remove gum, tar and other foreign substances from floors.

10.	Report any problems, lights out, elevator between floors, etc., to the building manager.

TWO (2) TIMES PER WEEK:

1.	Clean and polish all metal work.

2.	Clean and polish all woodwork.

WEEKLY:

1.	Scrub and refinish composition floor.

2.	Dust ceiling fans, vents, and lights.

MONTHLY:

1.	Shampoo carpet floors – more frequently if necessary.

STAIRWAYS:

DAILY – Night time coverage Monday through Friday.

1.	Remove all trash.

2,	Polish stairs.

3.	Spot mop spillage.

4.	Remove gum, tar, and other foreign substances from floor.

WEEKLY:

1.	Dust horizontal surfaces within reach.

2.	Wet mop stairs.

3.	Dust handrails.

4.	Spot clean floors

5.	Sweep and damp mop stairs.

MONTHLY:

1.	Spot clean wall surface within reach (under 72”).

2.	Scrub stairs and landings as necessary.

LOBBY ENTRANCES AND HALLWAYS:

DAILY – Night time coverage Monday through Friday.

1.	Empty all waste containers and replace liners.

2.	Spot clean exterior surfaces of waste containers.

3.	Empty and clean all ashtrays and cigarette urns.

4.	Sanitize and polish water fountains.

5.	Dust all horizontal surfaces within reach (under 72”).

6.	Vacuum carpeted floor surfaces.

7.	Spot clean minor carpet stains.

8.	Remove gum, tar and other foreign substances from door.

9.	Clean all glass areas.

10.	Clean all metal surfaces

11.	Spot clean wall surfaces within reach (under 72”).

12.	Clean entrance glass, front and rear lobbies.

13.	Remove all finger marks from chrome and glass – inside and out.

14.	Dust all sills and trim.

15.	Maintain janitor closets in a neat and orderly conditions.

16.	Sweep; dust granite or aggregate floors.

17.	Damp mop all non-carpeted floors.

18.	Weekly:

19.	Buff non-carpeted floors and base.

MONTHLY:

1.	Scrub and re-coat floors where necessary.

ANNUALLY:

2.	Strip and re-coat floors where necessary.